EXHIBIT 10.2







                SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT
                                     BETWEEN
                            THE PICAYUNE RANCHERIA OF
       CHUKCHANSI INDIANS, THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY,
                                       AND
                        CASCADE ENTERTAINMENT GROUP, LLC

                                  July 16, 2002


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                                TABLE OF CONTENTS

Recitals

SECTION 1.        DEFINITIONS

SECTION 2.        COVENANTS
         2.1      Engagement of Manager.
         2.2      Term.
         2.3      Status of Property.
         2.4      Tribe, Authority, and Manager Compliance with Law; Licenses.
         2.5      Amendments to Tribal Gaming Code and Tribal Constitution.
         2.6      Compliance with Compact.
         2.7      Fire and Safety.
         2.8      Compliance with the National Environmental Policy Act
         2.9      Satisfaction of Effective Date Requirements.
         2.10     Commencement Date.

SECTION 3.        BUSINESS AFFAIRS
         3.1      Manager's Authority and Responsibility.
         3.2      Duties of Manager.
                  3.2.1    Operating Capital.
                  3.2.2    Physical Duties.
                  3.2.3    Compliance.
                  3.2.4    Required Filings.
                  3.2.5 Contracts in Authority's Name Doing Business as the Enterprise and at Arm's Length.
                  3.2.6    Enterprise Operating Standards.
                  3.2.7    Operating Days and Hours.
         3.3      Security.
         3.4      Damage, Condemnation or Impossibility of the Enterprise.
                  3.4.1    Recommencement of Operations.
                  3.4.2    Repair or Replacement.
                  3.4.3    Other Business Purposes.
                  3.4.4    Termination of Gaming.
                  3.4.5    Tolling of the Agreement.
         3.5      Alcoholic Beverage and Tobacco Sales.
         3.6      Employees.
                  3.6.1    Manager's Responsibility.
                  3.6.2    Enterprise Employee Policies.
                  3.6.3    Employees.
                  3.6.4    Off-Site Employees.
                  3.6.5    No Manager Wages or Salaries.
                  3.6.6    Tribal Gaming Commission (Costs)
                  3.6.7    Employee Background Checks.
                  3.6.8    Indian Preference, Recruiting and Training.
                  3.6.9    Removal of Employees.
         3.7      Marketing.
                  3.7.1    Nature of Marketing Services.
                  3.7.2    Marketing Services.
         3.8      Pre-Opening.
         3.9      Operating Budget and Annual Plan.
                  3.9.1    Adjustments to Operating Budget and Annual Plan.
         3.10     Capital Budgets.
         3.11     Capital Replacements.
         3.12     Capital Replacement Reserve.
         3.13     Periodic Contributions to Capital Replacement Reserve.
         3.14     Use and Allocation of Capital Replacement Reserve.
         3.15     Contracting.
         3.16     Internal Control Systems.
         3.17     Tribal Access.
         3.18     Banking and Bank Accounts.
                  3.18.1  Enterprise Bank Accounts.
                  3.18.2  Daily Deposits to Depository Account.
                  3.18.3  Disbursement Account.
                  3.18.4  Transfers Between Accounts.
         3.19     Insurance.
         3.20     Accounting and Books of Account.
                  3.20.1  Establishment of Accounting Procedures.
                  3.20.2  Statements.
                  3.20.3  Books of Account.
                  3.20.4  Accounting Standards.
                  3.20.5  Annual Audit.
         3.21     Retail Shops and Concessions.
         3.22     Entertainment Approvals.

SECTION 4.  LIENS.
         4.1      Liens.
         4.2      Exceptions.

SECTION 5. MANAGEMENT FEE, REIMBURSEMENTS, DISBURSEMENTS, AND OTHER PAYMENTS BY MANAGER.
         5.1      Management Fee
         5.2      Disbursements.
         5.3      Adjustment to Bank Account.
         5.4      Payment of Fees and Tribal Disbursement.
         5.5      Minimum Guaranteed Monthly Payment.
         5.6      Payment of Net Revenues.
         5.7      Maximum for Recoupment of Development and Construction Costs.

SECTION 6.        TRADE NAMES, TRADE MARKS AND SERVICE MARKS
         6.1      Enterprise Name.
         6.2      Marks.

SECTION 7.        TAXES.
         7.1      State and Local Taxes.
         7.2      Tribal Taxes.
                  7.2.1    Termination by Manager.
         7.3      Compliance with Internal Revenue Code.

SECTION 8.        GENERAL PROVISIONS.
         8.1      Situs of Contracts.
         8.2      Notice.
         8.3      Authority to Execute and Perform Agreement.
         8.4      Relationship.
         8.5      Manager's Contractual Authority.
         8.6      Further Actions.
         8.7      Defense.
         8.8      Waivers.
         8.9      Captions.
         8.10     Severability.
         8.11     Interest.
         8.12     Operating Capital.
         8.13     Travel and Out-of-Pocket Expenses.
         8.14     Third Party Beneficiary.
         8.15     Brokerage.
         8.16     Survival of Covenants.
         8.17     Estoppel Certificate.
         8.18     Periods of Time.
         8.19     Exhibits.
         8.20     Successors, Assigns and Subcontracting.
         8.21     Permitted Assignment.
         8.22     Time is of the Essence.
         8.23     Confidential Information.
         8.24     Patron Dispute Resolution.
         8.25     Modification.

SECTION 9.        WARRANTIES.
         9.1      Noninterference in Tribal Affairs.
         9.2      Prohibition of Payments to Members of Tribal Government.
         9.3      Prohibition of Hiring Members of Tribal Government.
         9.4      Prohibition of Financial Interest in Enterprise.
         9.5      Definitions.

SECTION 10.  TERMINATION.
         10.1     Voluntary Termination and Termination for Cause.
         10.2     Voluntary Termination.
         10.3     Termination for Cause.
                  10.3.1  Non-Curable Terminating Events.
                  10.3.2  Curable Defaults.
                  10.3.3  Parties' Rights Following Material Breach.
         10.4     Involuntary Termination Due to Changes in Legal Requirements.
         10.5     Manager's Right to Terminate Agreement.
         10.6     Authority's Right to Terminate Agreement.
         10.7     Consequences of Manager's Breach.
         10.8     Consequences of Authority's or Tribe's Breach.
         10.9     Notice and Opportunity to Cure.

SECTION 11.       CONCLUSION OF THE MANAGEMENT TERM.
         11.1     Conclusion of the Management Term.
         11.2     Transition.
         11.3     Undistributed Net Revenues.

SECTION 12.       CONSENTS AND APPROVALS.
         12.1     Authority or Tribe.
         12.2     Manager.

SECTION 13.       DISCLOSURES.
         13.1     Members, Shareholders and Directors.
         13.2     Warranties.
         13.3     Criminal and Credit Investigation.
         13.4     Disclosure Amendments.
         13.5     Breach of Manager's Warranties and Agreements.

SECTION 14.       RECORDATION.
         14.1     Recordation.

SECTION 15.       LIEN, LEASE OR JOINT VENTURE.
         15.1     No Present Lien, Lease or Joint Venture.

SECTION 16.       DISPUTE RESOLUTION.
         16.1     General.
                  (i)      Initial Procedure.
                  (ii)     Arbitration Jurisdiction.
                  (iii)    Court Authority.
                  (iv)     Choice of Law.
                  (v)      Place of Hearing.
                  (vi)     Confidentiality.
         16.2     Limited Waiver of Sovereign Immunity.
                  (i)      Time Period.
                  (ii)     Recipient of Waiver.
                  (iii)    Limitations of Actions.

SECTION 17.       NEGOTIATE NEW AGREEMENT.
         17.1     Intent to Negotiate New Agreement.
         17.2     Transition Plan.

SECTION 18.       ENTIRE AGREEMENT.
         18.1     Entire Agreement.

SECTION 19.       GOVERNMENT SAVINGS CLAUSE.
         19.1      Government Savings Clause.

SECTION 20.       PREPARATION OF AGREEMENT.
         20.1     Preparation of Agreement.

SECTION 21.       STANDARD OF REASONABLENESS.
         21.1     Standard of Reasonableness.

SECTION 22.       EXECUTION.
         22.1     Execution.

SECTION 23.       ATTORNEY'S FEES.
         23.1     Attorney's Fees.

SECTION 24.       PERFORMANCE DELAYED.
         24.1     Performance Delayed.

SECTION 25.       CAP ON CONSTRUCTION AND DEVELOPMENT COSTS
         25.1     Cap on Construction and Development Costs.


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                                LIST OF EXHIBITS


Exhibit A         Legal Description of Property

Exhibit B         Enterprise Investment Policy

Exhibit C         Irrevocable Banking Instructions

Exhibit D         Tribal Insurance Requirements

Exhibit E         Manager's Members/Shareholders

Exhibit F         Manager's Officers


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                SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT


         THIS SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT has been entered into as of July 16, 2002, by and between THE PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS, Coarsegold, California, (the "Tribe"), THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY, (the "Authority"), and CASCADE ENTERTAINMENT GROUP, LLC, a California Limited Liability Company with offices at 7915 Folsom Boulevard, Sacramento, California 95826-2611 ("Manager" or "CEG"). This Agreement amends and restates the Amended and Restated Management Agreement entered into between the parties on June 15, 2001, as amended, in order to address requirements of the National Indian Gaming Commission, to set forth the rights and obligations of the Authority, and also to reflect changes in the scope of the parties' mutual undertakings.

                                    Recitals

         A. The Tribe is a federally recognized Indian Tribe and has occupied certain lands in and around what is now known as Coarsegold, California from time immemorial.

         B. Under powers granted by the Tribe's Constitution (the "Constitution"), the Tribe has created the Chukchansi Economic Development Authority (the "Authority"), to further the economic prosperity of the Tribe, and has given to the Authority the sole responsibility and authority to develop and operate Class II and Class III Gaming on behalf of the Tribe under the Indian Gaming Regulatory Act of 1988, 25 U.S.C. ss.ss.2701 - 2721 (2000).

         C. With the assistance of Manager, the Tribe acting by and through the Authority intends to construct and operate a permanent Class II and Class III gaming facility located on Indian Lands of the Tribe.

         D. The Authority desires to use the Property to promote Tribal economic development, self-sufficiency and strong Tribal government.

         E. Manager has paid a nonrefundable fee of FIFTY THOUSAND DOLLARS ($50,000.00) to the Tribe as part of the process which has led to the selection of Manager as the intended operator of the Facility.

         F. The Tribe and the Authority now possess or will possess sovereign powers over the Property pursuant to the Tribe's recognized powers of self-government.

         G. Manager has agreed to certain terms and has represented to the Tribe and the Authority that it has the managerial and financial capacity to provide and to secure financing for the funds necessary to develop and construct the Facility, as defined herein, and to commence the operation of the Enterprise on the Property.


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         H. The Authority is seeking technical experience and expertise for the operation of the Enterprise and instruction for members of the Tribe in the operation of the Enterprise. Manager is willing, and has represented to the Authority that it is able to provide such experience, expertise and instruction.

         I. The Authority desires to grant Manager the exclusive right and obligation to develop, manage, operate and maintain the Enterprise as described in this Agreement, including the training of Tribal Managers and others in the operation and maintenance of the Enterprise during the term of this Agreement. Manager wishes to perform these functions for the Authority.

         J. This Agreement is entered into pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. ss.2701 et seq. (the "IGRA") as that statute may be amended. All gaming conducted at the Facility will at all times comply with the IGRA, applicable Tribal law and the Compact.

                                    SECTION 1
                                   DEFINITIONS

1. Definitions. As they are used in this Agreement, the terms listed below shall have the meaning assigned to them in this Section:

         "Affiliate" means as to Manager, the Authority, or the Tribe, any corporation, partnership, limited liability company, joint venture, trust, department or agency or individual controlled by, under common control with, or which controls, directly or indirectly Manager, the Authority, or the Tribe.

         "Authority" or "Tribal Economic Development Authority" shall mean the Chukchansi Economic Development Authority, a body corporate and politic, an instrumentality of the Tribe, and an authorized agency of the Tribe pursuant to the Compact, created by Resolution of the Tribal Council pursuant to powers granted to the Tribal Council by the Constitution, vested with certain delegated governmental powers for the purpose of furthering the economic prosperity of the Tribe through the development and ownership of the Enterprise and related businesses and assets, in accordance with the IGRA, the Compact, the Tribal Gaming Code, and this Agreement.

         "Authority Resolution" shall have the meaning described in Section 2.9.

         "BIA" shall mean the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

         "Capital Budget" shall mean the capital budget described in Section
3.10.

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         "Capital Replacement(s)" shall mean any alteration or rebuilding or renovation of the Facility, and any replacement of Furnishings and Equipment, the cost of which is capitalized and depreciated, rather than being expensed, applying generally accepted accounting principles, as described in Section 3.10.

         "Capital Replacement Reserve" shall mean the reserve described in
Section 3.12, into which periodic contributions are paid pursuant to Section
3.13.

         "Centralized Services" shall mean technical services, such as, but not limited to, marketing services, food and beverage services, information technology, and purchasing, provided to the Enterprise from a site other than the Facility, with the approval of the Tribal Council, for the sake of efficiency and cost effectiveness.

         "Chief Financial Officer" shall mean the person, selected pursuant to the procedure described in Section 3.6.3 of this Agreement, who shall be principally responsible for maintaining the financial records of the Enterprise. The Chief Financial Officer shall be an Enterprise Employee.

         "Class II Gaming" shall mean Class II Gaming as defined in the IGRA.

         "Class III Gaming" shall mean Class III Gaming as defined in the IGRA.

         "Collateral Agreements" shall mean any agreements defined to be collateral agreements by the phrase found at 25 U.S.C. ss.2711(a)(3) and regulations issued thereto at 25 C.F.R. ss.502.5.

         "Commencement Date" shall mean the first date that the Facility is complete, open to the public and that Gaming is conducted in the Facility pursuant to the terms of this Agreement.

         "Compact" shall mean The Tribal-State Compact which the Tribe executed on October 10, 1999 with the State of California regarding Class III Gaming, and which the Secretary of the Interior approved pursuant to the IGRA; as the same may, from time to time, be amended, or such other compact that may be substituted therefore.

         "Compensation" shall mean the direct salaries and wages paid to, or accrued for the benefit of, any employee, including incentive compensation, together with all fringe benefits payable to or accrued for the benefit of such executive or other employee, including employer's contribution under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, workers' compensation, group life, accident and health insurance premiums and costs, and profit sharing, severance, retirement, disability, relocation, housing and other similar benefits.

         "Completion Date" shall mean the date upon which Manager receives:

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                 (i)      an architect's certificate from the
                          architect identified in the Development
                          Agreement as having responsibility for the design and supervision of construction, certifying that the Facility has been fully constructed substantially in accordance with the Plans and Specifications;

                 (ii) certification from Manager (or the division, department or designee of Manager having responsibility to assure compliance with any operational standards) stating that the Facility, as completed, is in substantial compliance with any such standards;

                 (iii) a permanent or temporary certificate of occupancy, if required, from any government authority or authorities pursuant to whose jurisdiction the Facility is to be constructed, permitting the use and operation of all portions of the Facility in accordance with this Agreement; and

                 (iv) certificates of such professional designers, inspectors or consultants or opinions of counsel, as Manager may determine to be appropriate, verifying construction and furnishing of the Facility in compliance with all Legal Requirements.

         "Confidential Information" shall mean the information described in
Section 8.23.

         "Constitution" shall mean the Constitution of the Picayune Reservation approved by the Tribe, in effect on the date of the execution by the parties of this Agreement.

         "Contingent Interest" shall mean all interest payable to Lender which is calculated as a percentage of revenues or other performance standard set forth in the Loan Agreement as opposed to a stated interest rate. Contingent Interest shall exclude payments to Lender of principal, fixed interest, and fees and costs, including prepayment fees, liquidated damages and other charges attributable to the prepayment of the Note, prior to its scheduled maturity, other than interest payable to Lender as a percentage of revenues or other performance standard set forth in the Loan Agreement.

         "Depository Account" shall mean the bank account described in Section 3.18.2.

         "Development Agreement" shall mean that certain Development Agreement, amended and restated, of even date herewith, by and between CEG, and the Tribe and the Authority.

         "Development Fee" shall mean the lump sum non-revenue-based fee paid to CEG under Article 3 of the Development Agreement.

         "Disbursement Account" shall mean the bank account described in Section 3.18.1.

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         "Effective Date" shall mean the date five days following the date on which all of the following listed conditions are satisfied:

             (i) the parties have received written notice that this Agreement has been approved by the Chairman of the NIGC;

             (ii) written approval of the Loan Agreement, the Security and Reimbursement Agreement, the Note, and the Interim Promissory Note is granted by the Chairman of the NIGC and/or the BIA, if required;

             (iii) written approval of a Tribal Gaming Code is granted by the Chairman of the NIGC;

             (iv) written confirmation that the Tribe and the State (to the extent required by the Compact) have approved background investigations of Manager;

             (v) Manager has received a certified copy of the Tribal Gaming Code and the Tribal Resolutions adopted by the Tribe in accordance with the Tribe's governing documents, and a certified copy of Resolutions of the Governing Board of the Authority, authorizing the execution of the Management Agreement, Loan Agreement, Note, Interim Promissory Note, Security and Reimbursement Agreement, and Development Agreement;

             (vi)     Manager has satisfied itself as to the
                      proper ownership and control of the Property and its suitability for construction and operation of the Facility, and that all of the Legal Requirements and other requirements for lawful conduct and operation of the Enterprise in accordance with this Agreement have been met and satisfied;

             (vii)    for purposes of Class III Gaming, the
                      Compact has been signed by the Secretary of the Interior and published in the Federal
                      Register as provided in 25 U.S.C.
                      ss.2710(d)(8)(D);

             (viii) the satisfactory completion of all necessary and applicable feasibility studies required for the development, construction and operation of the Enterprise;

             (ix)     receipt by Manager of all applicable
                      licenses for or related to development,
                      construction or management of the Enterprise;

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             (x)      receipt by Manager of the Authority's
                      approval of the Plans and Specifications for the Facility; and

             (xi) Manager has satisfied itself that the Tribal Gaming Code and any other code adopted by the Tribe, the Authority, or the TGC, relative to any of the documents referenced in this Agreement do not have a material adverse effect on Manager's ability to operate the Facility under this Agreement.

         "Emergency Condition" shall have the meaning set forth in Section 3.11.

         "Enterprise" shall mean the Class II and Class III Gaming business owned and operated by the Authority in the Facility, and which shall include any other lawful commercial activity allowed in the Facility including, but not limited to the sale of alcohol, tobacco, gifts and souvenirs; or any ancillary non-Gaming activity within the Facility generally related to Class II or Class III Gaming.

         "Enterprise Bank Accounts" shall mean those accounts described in
Section 3.18.3.

         "Enterprise Employee" shall mean all persons who are assigned to work at the Facility who are not Manager Employees. All Enterprise Employees shall be employees of the Authority.

         "Enterprise Employee Policies" shall mean those employee policies described in Section 3.6.2.

         "Facility" shall mean all buildings, structures, and improvements located on the Property and all Fixtures, Furnishings and Equipment attached to, forming a part of, or necessary for the operation of the Enterprise, and shall include temporary structures and improvements, if any.

         "Fiscal Year" shall mean the period commencing on October 1 of each year and ending on September 30 of the subsequent year.

         "Furnishings and Equipment" shall mean all furniture, furnishings and equipment required for the operation of the Enterprise in accordance with the standards set forth in this Agreement, including, without limitation:

          (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

          (ii) electronic lottery terminals, video games of chance, table games, bingo blowers & equipment, electronic displays, Class II pull-tab dispensers, pari-mutuel betting equipment, table games, and other Class III gaming equipment, permitted pursuant to a Tribal-State Compact and the IGRA;

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          (iii)   office furnishings and equipment;

          (iv) specialized equipment necessary for the operation of any portion of the Enterprise for accessory purposes, including equipment for kitchens, laundries, dry cleaning, entertainment facilities, hospitality facilities, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities;

          (v)     all decor, special effects, and artwork; and

          (vi) all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Enterprise in accordance with the standards set forth in this Agreement.

         "Gaming" shall mean any and all activities defined as Class II and Class III Gaming.

         "General Manager" shall mean the person selected pursuant to the procedure described in section 3.6.3 of this Agreement, and employed by the Enterprise to direct the operation of the Enterprise.

         "Generally Accepted Accounting Principles or GAAP" shall mean those principles defined by the Financial Accounting Standards Board.

         "Governing Board" shall mean the board of directors of the Authority. The Governing Board shall be comprised of those persons serving on the Tribal Council from time to time.

         "Governmental Action" shall mean any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

         "Gross Gaming Revenue (Win)" shall mean the net win from Gaming which is the difference between Gaming wins and losses before deducting costs and expenses.

         "Gross Revenues" shall mean all revenues of any nature derived directly or indirectly from the Enterprise including, without limitation, Gross Gaming Revenue (Win), food and beverage sales, and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires, provided that such lessees, sublessees, and licensees and concessionaires are not subsidiaries or Affiliates of Manager), and revenue recorded for Promotional Allowances, but excluding any taxes the Tribe is allowed to assess pursuant to Section 7.


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         "House Bank" shall mean the amount of cash, chips, tokens and plaques that Manager from time to time determines necessary to have at the Facility daily to meet its cash needs.

         "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. ss.2701 et seq. as same may, from time to time, be amended.

         "Interim Promissory Note" shall have the meaning described for one or more promissory notes to be executed by the Tribe and/or the Authority in favor of Manager pursuant to the Development Agreement.

         "Internal Control Systems" shall mean the systems described in Section 3.16.

         "Interim Loan" shall mean the funds advanced to the Tribe as a loan under the terms of one or more of the Pre-Construction Development Credit and Reimbursement Agreement and the Interim Promissory Notes.

         "Legal Requirements" shall mean any and all present and future judicial, administrative, and tribal rulings or decisions, and any and all present and future federal, state, local, and tribal laws, codes, rules, regulations, permits, licenses and certificates, in any way applicable to the Tribe, the Authority, the TGC, Manager, the Property, the Facility, and the Enterprise, including without limitation, the IGRA, the Compact, and the Tribal Gaming Code.

         "Lender" shall mean the source of financing agreed upon by the parties to provide the funding necessary to design, construct, and equip the Facility, and provide start-up capital for the Enterprise under the Loan Agreement. The term "Lender" shall include Manager if and to the extent Manager shall become a source of financing under the Loan Agreement.

         "Loan Agreement" shall mean the loan agreement in the original principal amount of up to One Hundred Seventy Million Dollars ($170,000,000.00), to be entered into between the Authority and Manager or one of its Affiliates, or between the Authority and the Lender, to be evidenced by the Note, the proceeds of which are to be used exclusively for the development, design, construction, furnishing and equipping of the Facility and/or providing start-up and working capital for the Enterprise.

         "Local Community Members" shall have the meaning described in Section 3.6.8(iv).

         "Management Agreement" shall mean this Agreement and may be referred to herein as the "Agreement".

         "Management Fee" shall mean (i) thirty percent (30%) of Net Revenues minus (ii) seventy percent (70%) of all Contingent Interest.

         "Manager" shall mean CASCADE ENTERTAINMENT GROUP, LLC

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         "Manager Employees" shall mean those employees of the Manager who are working at the Facility and are not Employees of the Authority, the Enterprise, or the Tribe.

         "Managing Officer" shall mean such person who Manager designates to serve as a liaison between Manager and the Authority, provided that such person must have limited liability company authorization to act on behalf of Manager as evidenced by a duly adopted resolution of Manager.

         "Material Breach" shall mean a failure of any party to perform a material duty or obligation on its part for the periods described in Section
10.3. Any action taken or the adoption of any statute, ordinance or code by the Tribe, the Authority, or TGC, that taxes, materially prejudices or materially adversely affects or imposes additional costs or burdens on Manager's rights or duties under this Agreement shall be a Material Breach.

         "Member of The Tribal Government" shall have the meaning described in
Section 9.5.

         "Minimum Balance" shall mean the amount described in Section 3.18.1.

         "Minimum Guaranteed Monthly Payment" shall mean that payment due the Tribe each month commencing in the month after the Commencement Date occurs in accordance with 25 U.S.C. ss.2711(b)(3) and Section 5.5 hereof.

         "Monthly Distribution Payment" shall have the meaning set forth in
Section 5.4.

         "National Indian Gaming Commission (NIGC)" shall mean the commission established pursuant to 25 U.S.C. ss.2704.

         "Native Americans" shall mean persons who are members of any Federally recognized Indian tribe.

         "Net Revenues" shall mean the sum of "Net Revenues (Gaming)" and "Net Revenues (Other)."

         "Net Revenues (Gaming)" shall mean Gross Gaming Revenue (Win), of the Enterprise from Class II or Class III Gaming less all Gaming related Operating Expenses, excluding the Management Fee, and less the retail value of any Promotional Allowances, and less the following revenues actually received by the Authority and included in Gross Revenues:

                  (i) any gratuities or service charges added to a customer's bill;

                  (ii) any credits or refunds, for items previously included in Gross Revenues, made to customers, guests or patrons;

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                  (iii)    any sums and credits received by the Enterprise for
                           lost or damaged merchandise;

                  (iv) without duplication of any Operating Expense, any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                  (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

                  (vi) any fire and extended coverage insurance proceeds other than for business interruption;

                  (vii) any condemnation awards other than for temporary condemnation;

                  (viii)   any proceeds of financing or refinancing; and

                  (ix)     any interest on bank account(s).

         "Net Revenues (Other)" shall mean all Gross Revenues of the Enterprise from all other sources in support of Class II or Class III Gaming not included in "Net Revenues (Gaming)," such as food and beverage, entertainment, and retail, less all non-Gaming related Operating Expenses, excluding the Management Fee and less the retail value of Promotional Allowances, if any, and less the following revenues actually received by the Enterprise and included in Gross
Revenues:

                  (i) any gratuities or service charges added to a customer's bill;

                  (ii) any credits or refunds made to customers, guests or patrons;

                  (iii)    any sums and credits received by the
                           Enterprise for lost or damaged merchandise;

                  (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                  (v)      any proceeds from the sale or other
                           disposition of furnishings and equipment or other capital assets;

                  (vi) any fire and extended coverage insurance proceeds other than for business interruption;

                  (vii)    any condemnation awards other than for
                           temporary condemnation;

                  (viii)   any proceeds of financing or refinancing; and

                  (ix)     any interest on bank account(s).

         "NIGC Net Revenues" shall mean the sum of (i) Net Revenues and (ii) any interest on bank account(s). This provision is consistent with 25 U.S.C. ss.2703(9), which states that: " The term ''net revenues'' means gross revenues of an Indian gaming activity less amounts paid out as, or paid for, prizes and total operating expenses, excluding management fees".

         "Note" shall mean the promissory note or notes to be executed by the Authority pursuant to the Loan Agreement, which shall evidence a loan to the Authority, in an original principal amount up to One Hundred and Seventy Million Dollars ($170,000,000).

         "Off-Site Employees" shall mean such employees of Manager or Manager's Affiliates who are not located at the Facility but who are used by Manager to provide services to the Enterprise as described in Section 3.6.4.

         "Operating Budget and Annual Plan" shall mean the operating budget and plan described in Section 3.9.

         "Operating Expenses" shall mean all expenses of the operation of the Enterprise, pursuant to GAAP, including but not limited to the following:

                 (i) the payment of (a) salaries, wages, and benefit programs for Enterprise Employees; and (b) salaries, wages, and benefit programs for Off-Site Employees to the extent approved by the Governing Board as described in Section 3.6.4;

                 (ii)     Operating Supplies for the Enterprise;

                 (iii)    utilities;

                 (iv)     repairs and maintenance of the Facility
                          (excluding Capital Replacements);

                 (v)      interest on the Note, including Contingent
                          Interest;

                 (vi) interest on installment contract purchases or other interest charges on debt approved by the Authority;

                 (vii)    insurance and bonding;

                 (viii) advertising and marketing, including busing and transportation of patrons to the Facility;

                 (ix) accounting, legal and other professional fees;

                 (x)      security costs;

                 (xi) reasonable travel expenses for officers and employees of the Enterprise, Manager or its Affiliates, to the extent approved by the Authority, to inspect and oversee the Enterprise, subject to the budget agreed upon by the Authority;

                 (xii) lease payments for Furnishings and Equipment to the extent approved by the Authority;

                 (xiii)   trash removal;

                 (xiv)    costs of goods sold;

                 (xv)     other expenses designated as Operating
                          Expenses in accordance with the accounting standards as referred to in Section 3.20.4;

                 (xvi)    expenses specifically designated as
                          Operating Expenses in this Agreement;

                 (xvii)   depreciation and amortization of the
                          Facility based on an assumed thirty (30) year life, and depreciation and amortization of all other assets in accordance with GAAP;

                 (xviii)  recruiting and training expenses;

                 (xix)    fees due to the NIGC under the IGRA;

                 (xx) any required payments to the State or local governments made by or on behalf of the Enterprise, the Authority, or the Tribe pursuant to the Compact; and

                 (xxi) any budgeted charitable contributions by the Enterprise which are approved by the Authority.

         "Operating Supplies" shall mean food and beverages (alcoholic and nonalcoholic) and other consumable items used in the operation of a gaming facility, such as playing cards, tokens, chips, pull-tabs, bingo paper, plaques, fuel, soap, cleaning materials, matches, paper goods, stationery and all other similar items.

         "Plans and Specifications" shall mean the final Plans and Specifications approved for the Facility as described in the Development Agreement.

         "Pre-Construction Development Credit and Reimbursement Agreement" shall mean that agreement or agreements entered into between CEG and the Tribe setting out the security interest of CEG and reimbursement obligation of the Tribe relating to the Interim Loan and the Interim Promissory Note(s).

         "Pre-Opening Budget" shall have the meaning described in Section 3.8.

         "Pre-Opening Expenses" shall have the meaning described in Section 3.8.

         "Promotional Allowances" shall mean the retail value of complimentary food, beverages, merchandise, and tokens for gaming, provided to patrons as promotional items.

         "Property" shall mean the land described in Exhibit A to this Agreement, together with any land subsequently obtained by the Tribe or the Authority, or title to which is taken in trust for the Tribe by the United States, for use in the Enterprise.

         "Relative" shall have the meaning described in Section 9.5.

         "Security and Reimbursement Agreement" shall mean that agreement to be entered into between Manager and the Authority which sets out the security interest of Manager and reimbursement obligation of the Tribe and/or the Authority relating to the Interim Promissory Note.

         "State" shall refer to the State of California.

         "Term" shall mean the term of this Agreement as described in Section
2.2.

         "Total Manager Compensation" shall mean the sum of all payments to Manager of the Management Fee plus the amount of the Development Fee.

         "Total Manager Compensation Cap" shall mean an amount equal to thirty percent (30%) of the NIGC Net Revenues.

         "Tribal Council" shall mean the duly elected Tribal Council of the Tribe described in the Tribe's Constitution.

         "Tribal Gaming Commission" or "TGC" shall mean the Tribal body created pursuant to the Tribal Gaming Code to regulate the Class II and Class III Gaming in accordance with the Compact, the IGRA and the Tribal Gaming Code.

         "Tribal Gaming Code" shall mean the code and any amendments thereto to be enacted by the Tribe, which authorizes and regulates Class II and Class III Gaming on Indian lands, including the Property, subject to the governmental power of the Tribe.

         "Tribal Resolution" shall have the meaning described in Section 2.9.

                                    SECTION 2
                                    COVENANTS

2. Covenants. In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:

         2.1 Engagement of Manager. The Tribe and the Authority hereby retains and engages Manager as the exclusive manager of the Enterprise pursuant to the terms and conditions of this Agreement, and Manager hereby accepts such retention and engagement, subject to receipt of all necessary regulatory approvals.

         2.2 Term. The term of this Agreement shall begin on the Commencement Date and shall continue for a period of seven (7) years after the Commencement Date

         2.3 Status of Property. The Tribe and the Authority represent and covenant that they will maintain the Property throughout the Term as Indian lands, eligible as a location upon which Class II and Class III Gaming can occur. The Tribe and the Authority covenant, during the term hereof, that Manager shall and may peaceably have complete access to and presence in the Facility in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by the Tribe or the Authority or by any other person or entity; provided, however, that such right of access to and presence in the Facility shall cease upon the termination of this Agreement pursuant to its terms, and further provided that such right of access to and presence in the Facility shall cease upon the revocation of the Manager's gaming license. However, nothing in this Section shall prevent the Tribe from enforcing any of its Tribal codes for the purposes of reasonably protecting public health and safety and the integrity of the gaming operations.

         2.4 Tribe, Authority and Manager Compliance with Law; Licenses. The parties agree that all Gaming in the Facility will be conducted in accordance with the IGRA, the Tribal Gaming Code, and the Compact. Manager, the Authority, and Tribe covenant that they will at all times comply with all Legal Requirements, including the Tribal Gaming Code, the IGRA, the Compact, California statutes, to the extent applicable, and any licenses issued under any of the foregoing. The Authority, the Tribe and the Tribal Gaming Commission shall not unreasonably withhold, delay, withdraw, qualify or condition such licenses as they are authorized to grant.

         2.5 Amendments to Tribal Gaming Code and Tribal Constitution. The Tribe covenants that any amendments made to the Tribal Gaming Code will be a legitimate effort to ensure that gaming is conducted in a manner that adequately protects the environment, the public health and safety, and the integrity of the Enterprise. The adoption of any amendments to the Tribal Gaming Code or any other codes or resolutions that would materially and adversely affect Manager's or Lender's rights under this Agreement, the Loan Agreement, the Note, the Interim Promissory Note, the Security and Reimbursement Agreement, the Development Agreement or any Collateral Agreement shall be a Material Breach of this Agreement. The Tribe agrees that it will not amend its Constitution, Tribal Gaming Code, the Ordinance Establishing the Chukchansi Economic Development Authority, or any other ordinance or law in such a fashion as to affect the jurisdiction, power, composition, independence, or compensation of the Authority, or by exercise of the police power or otherwise, act to modify, amend, or in any manner impair the Tribe's or the Authority's obligations under this Agreement, provided that nothing herein shall prevent the Tribe from adopting reasonable regulations protecting the health, safety, and welfare of members of the Tribe and the public when such regulations do not solely restrict the activities of Manager, and do not alter or avoid the responsibilities and obligations of the Tribe or the Authority under this Agreement, the Development Agreement, or the Loan.

         2.6 Compliance with Compact. The parties shall at all times comply with the provisions of the Compact.

         2.7 Fire and Safety. Manager shall ensure that the Facility shall be constructed and maintained in compliance with all fire and safety statutes, codes, and regulations which would be applicable if the Facility were located outside of the jurisdiction of the Tribe although those requirements would not otherwise apply within that jurisdiction. Nothing in this Section shall grant any jurisdiction to the State of California or any political subdivision thereof over the Property or the Facility. The Authority shall be responsible for arranging fire protection and police services for the Facility.

         2.8 Compliance with the National Environmental Policy Act. With the assistance of Manager, the Tribe and the Authority shall supply the NIGC with all information necessary for the NIGC to comply with any regulations of the NIGC issued pursuant to the National Environmental Policy Act (NEPA).

         2.9 Satisfaction of Effective Date Requirements. Manager, the Authority, and the Tribe each agree to cooperate and to use their best efforts to satisfy all of the conditions of the Effective Date at the earliest possible date. The Tribe and the Authority each shall adopt resolutions (the "Tribal Resolution" and the "Authority Resolution") reciting that it is the governing law of the Tribe that the Management Agreement, Loan Agreement, Note, Interim Promissory Note, Security and Reimbursement Agreement, Development Agreement and the exhibited documents attached thereto are the legal and binding obligations of the Tribe and the Authority (as applicable), valid and enforceable in accordance with their terms. Manager agrees to memorialize the satisfaction of each of the following requirements as well as the Effective Date in writings signed by Manager and delivered to the Tribe, to the Authority, and to the Chairman of the NIGC: (i) Manager has satisfied itself as to the proper ownership and control of the Property and its suitability for construction and operation of the Facility, and that all of the Legal Requirements and other requirements for lawful conduct and operation of the Enterprise in accordance with this Agreement have been met and satisfied; and (ii) the satisfactory completion of all necessary and applicable feasibility studies required for the development, construction and operation of the Enterprise

         2.10 Commencement Date. Manager shall memorialize the Commencement Date in a writing signed by Manager and delivered to the Tribe, to the Authority, and to the Chairman of the NIGC.

                                    SECTION 3
                                BUSINESS AFFAIRS

3.       Business and Affairs in Connection with Enterprise.

         3.1 Manager's Authority and Responsibility. Manager shall conduct and direct all business and affairs in connection with the day-to-day operation, management and maintenance of the Enterprise and the Facility, including the establishment of operating days and hours. It is the parties' intention that the Enterprise be open twenty-four (24) hours daily, seven (7) days a week. Manager is hereby granted the necessary power and authority to act, through the General Manager, in order to fulfill all of its responsibilities under this Agreement. Nothing herein grants or is intended to grant Manager a titled interest to the Facility or to the Enterprise. Manager hereby accepts such retention and engagement.

         The Authority shall have the sole proprietary interest in and ultimate responsibility for the conduct of all Gaming conducted by the Enterprise, subject to the rights and responsibilities of Manager under this Agreement.

         3.2 Duties of Manager. In managing, operating, maintaining and repairing the Enterprise and the Facility, under this Agreement, Manager's duties shall include, without limitation, the following:

                  3.2.1 Operating Capital. Manager will provide Operating Capital to the Authority under the terms of section 8.12 of this Agreement.

                  3.2.2 Physical Duties. Manager shall use reasonable measures for the orderly physical administration, management, and operation of the Enterprise and the Facility, including without limitation capital improvements, cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair work as is reasonably necessary.

                  3.2.3 Compliance. Manager shall comply with all duly enacted statutes, regulations and codes of the State, the Federal government, and the Tribe.

                  3.2.4 Required Filings. Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Compact. Manager shall also comply with all applicable reporting and filing provisions of all other Federal, State, and Tribal regulatory agencies.

                  3.2.5 Contracts in Authority's Name Doing Business as the Enterprise and at Arm's Length. Contracts for the operations of the Enterprise shall be entered into in the name of the Authority, doing business as the Enterprise, and signed by the General Manager. Any contract requiring an expenditure in any year in excess of FIFTY THOUSAND DOLLARS ($50,000.00) shall be approved by the Authority. No contracts, of any amount, for the supply of goods or services to the Enterprise shall be entered into with an Affiliate of Manager unless that affiliation is disclosed to and approved by the Authority, and the contract terms are no less favorable for the Enterprise than could be obtained from a nonaffiliated contractor. Notwithstanding anything to the contrary contained herein, contracts for the supply of any goods or services paid for entirely by Manager may be provided by an Affiliate of the Manager, provided that payments on such contracts shall not constitute Operating Expenses and shall be the sole responsibility of Manager and the Authority shall be notified of any such contracts. Nothing contained in this Section 3.2.5 shall be deemed to be or constitute a waiver of the Tribe's or the Authority's sovereign immunity.

                  3.2.6 Enterprise Operating Standards. Manager shall operate the Enterprise in a proper, efficient and competitive manner.

                  3.2.7 Operating Days and Hours. Manager shall be responsible for establishing the operating days and hours of the Facility.

         3.3 Security. Manager shall provide for appropriate security for the operation of the Enterprise. All aspects of the Facility security shall be the responsibility of Manager. All security officers shall be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services will be an Operating Expense.

         3.4 Damage, Condemnation or Impossibility of the Enterprise. If, during the term of this Agreement, the Facility is damaged or destroyed by fire, war, or other casualty, or by an Act of God, or is taken by condemnation or sold under the threat of condemnation, or if Gaming on the Property is prohibited as a result of a decision of a court of competent jurisdiction or by operation of any applicable legislation, Manager shall have the following options:

                  3.4.1 Recommencement of Operations. If Gaming on the Property is prohibited by Legal Requirements, Manager shall have the option to continue its interest in this Agreement and to commence or recommence the operation of Gaming at the Facility if, at some point during the Term of this Agreement, such commencement or recommencement shall be legally and commercially feasible in the sole judgment of Manager.

                  3.4.2 Repair or Replacement. If the Facility is damaged, destroyed or condemned so that Gaming can no longer be conducted at the Facility, the Facility shall be reconstructed if the insurance or condemnation proceeds are sufficient to restore or replace the Facility to a condition at least comparable to that before the casualty occurred. If Manager elects to reconstruct the Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Facility to such condition, Manager may with the consent of the Authority, arrange for third-party financing to reconstruct the Facility to such condition. If the insurance proceeds are not sufficient and are not used to repair the Facility, the Authority and Manager shall jointly adjust and settle any and all claims from such insurance proceeds or condemnation awards, and such proceeds or awards shall be applied in the following order: to the amounts due under the Note (including principal and interest); to the Security and Reimbursement Agreement (including principal and interest); to any other loans; to any undistributed Net Revenues pursuant to Section 5 of this Agreement; and any surplus shall be distributed to the Authority.

                  3.4.3 Other Business Purposes. Manager shall have the option to use the Facility for other purposes included in the Enterprise and reasonably incidental to Class II and Class III Gaming, provided the Authority has approved such purposes (which approval shall not be unreasonably withheld). For any purpose other than Gaming, Manager shall obtain all approvals necessary under applicable law.

                  3.4.4 Termination of Gaming. Manager shall have the option at any time within a sixty (60) day period following the cessation of Gaming on the Property to notify the Authority and the Tribe in writing that it is terminating operations under this Agreement, in which case Manager shall retain any rights Manager may have to undistributed Management Fees and/or Net Revenues pursuant to Section 5 of this Agreement and rights to repayments of amounts owed to it. If Manager does not elect to terminate this Agreement, it may take whatever action may be necessary to reduce expenses during such termination of Gaming, and shall not be obligated to supply operating capital, notwithstanding
         Section 8.12 to the contrary.

                  3.4.5 Tolling of the Agreement. If, after a period of cessation of Gaming on the Property, the recommencement of Gaming is possible, and if Manager has not terminated this Agreement under the provisions of Section 3.4.4, the period of such cessation shall not be deemed to have been part of the term of this Agreement and the date of expiration of the term of this Agreement shall be extended by the number of days of such cessation period. The costs of recommencing Gaming shall be subject to the process described in section 3.9 of this Agreement and, when approved by the Authority pursuant to that section, shall be treated in accordance with GAAP.

         3.5 Alcoholic Beverages and Tobacco Sales. No Tribal legislation prohibiting the sale of tobacco and/or alcoholic beverages is now in force, and no such legislation will be enacted during the term of this Agreement. The Tribe agrees to enact any Tribal legislation necessary to allow sale of alcoholic beverages or tobacco products in the Facility. The Tribe, the Authority, and Manager mutually agree to include sale of tobacco and alcoholic beverages within the Facility to the fullest extent allowed by the Compact.

         3.6      Employees.

                  3.6.1 Manager's Responsibility. Manager shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, control and discharge of all employees performing regular services for the Enterprise in connection with the maintenance, operation, and management of the Enterprise and the Facility and any activity upon the Property; and the sole responsibility for determining whether a prospective employee is qualified and the appropriate level of compensation to be paid.

                  3.6.2 Enterprise Employee Policies. Manager shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures shall be subject to approval by the Authority. The Enterprise Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the employees of the Authority engaged in the Enterprise, which will include procedures for the resolution of disputes between Manager and Enterprise Employees. Any revisions to the Enterprise Employee Policies shall not be effective unless they are approved in the same manner as the original Enterprise Employee Policies. Manager shall have the responsibility and authority, under the Enterprise Employee Policies, to render a final decision on all Enterprise Employee grievances.

                  3.6.3 Employees. The selection of the General Manager, Chief Financial Officer, and Security Director of the Enterprise shall be subject to consultation between Manager and the Authority. Manager shall provide Governing Board with sufficient information to adequately evaluate all recommendations for employment in the positions of General Manager, Chief Financial Officer, or Security Director. The General Manager, Chief Financial Officer, and Security Director of the Enterprise shall be Enterprise Employees. The terms of employment of Enterprise Employees shall be structured as though all labor, employment, and unemployment insurance laws applicable in California which would apply to Manager Employees if they were not working on an Indian reservation would also apply to Enterprise Employees. The Tribe and the Authority agree to take no action to impede, supersede or impair such treatment.

                  3.6.4 Off-Site Employees. Subject to approval of the Authority, Manager shall also have the right to use Off-Site Employees to provide economic benefit to the Enterprise through the use of Centralized Services. No Off-Site Employee shall be an officer or owner of Manager. The portion of the expenses and costs of Off-Site Employees (including, but not limited to, salaries and benefits paid to Off-Site employees, but excluding pension, retirement, severance or similar benefits), that is paid by the Enterprise shall be subject to the Operating Budget approved by the Authority, and shall be treated as Pre-Opening Expenses or Operating Expenses as appropriate.

                  3.6.5 No Manager Wages or Salaries. Except as otherwise provided with respect to Section 3.6.4 neither Manager nor Manager's Affiliates nor any of their officers, directors, shareholders, or employees shall be compensated by wages from or contract payments by the Enterprise for their efforts or for any work which they perform under this Agreement, other than loan repayments, reimbursement pursuant to the Security and Reimbursement Agreement and the Management Fee to be paid to Manager under Section 5.1. Nothing in this subsection shall restrict the ability of an employee of the Enterprise to purchase or hold stock in Manager, or Manager's Affiliates where (i) such stock is publicly held, and (ii) such employee acquires, on a cumulative basis, less than five percent (5%) of the outstanding stock in the corporation.

                  3.6.6 Tribal Gaming Commission (Costs). The funding of the operation of the Tribal Gaming Commission shall, prior to the Commencement Date, be funded as an advance to the Tribe, said advance to be repaid pursuant to an Interim Note as a component of the Interim Loan or pursuant to the terms of the Loan Agreement. The costs of operation of the TGC shall thereafter be an operating expense to the Tribe. The budget for the TGC shall reflect the reasonable cost of regulating the Enterprise.

                  3.6.7 Employee Background Checks. A background investigation shall be conducted by the TGC in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable.

                  No individual whose prior activities, criminal record, if any, or reputation, habits and associations are known to pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of Manager or any of its Affiliates, or to create or enhance the dangers of unsuitable, unfair or illegal practices and methods and activities in the conduct of Gaming, shall knowingly be employed by Manager, the Enterprise, or the Authority, or the Tribe.

                  The background investigation procedures employed by the TGC shall be formulated in consultation with Manager and shall satisfy all regulatory requirements independently applicable to Manager. Any cost associated with obtaining such background investigations of the Tribe or the Authority shall constitute an Operating Expense. Any cost associated with background investigations of Manager shall be paid by Manager.

                  3.6.8 Indian Preference, Recruiting and Training. In order to maximize benefits of the Enterprise to the Tribe, Manager shall, during the term of this Agreement, to the extent permitted by applicable law, including but not limited to the Indian Civil Rights Act, 25 U.S.C. ss.1301 et seq., and the Compact, give preference in recruiting, training and employment to qualified Native Americans, their spouses and children in all job categories of the Enterprise. Manager shall:

                   (i) conduct job fairs and skills assessment meetings for Native Americans, their spouses and children;

                   (ii) abide by any duly enacted Tribal preference laws;

                   (iii) in consultation with and subject to the approval of the Authority, develop a management training program for Native Americans, their spouses and children. This program shall be structured to provide appropriate training for those participating to assume full managerial control at the conclusion of the Term of this Agreement;

                   (iv) train and hire, to the maximum extent permitted by law, members of the local communities where the Facility is located. Whenever possible, Enterprise jobs shall be filled by Native Americans, their spouses and children, and persons living within Madera County ("Local Community Members"). Final determination of the qualifications of all persons for employment shall be made by Manager, subject to any licensing requirements of the TGC; and

                   (v) within two hundred seventy (270) days of the Commencement Date, Manager shall develop and present to the Authority for its approval, a training plan designed to progressively reduce the number of Manager Employees, so that, by the end of the Term of the Agreement, all persons assigned to work at the Facility will be Enterprise Employees.

                  3.6.9 Removal of Employees. Manager will act in accordance with the Enterprise Employee Policies with respect to the discharge, demotion or discipline of any Enterprise Employee.

         3.7      Marketing.

                  3.7.1 Nature of Marketing Services. The services described in this Section 3.7 ("Marketing Services") shall be provided by Manager.

                  3.7.2 Marketing Services. Manager shall provide the following Marketing Services which shall be an Operating Expense of the
          Enterprise:

                   (i) provide a marketing director and adequate staff to implement a marketing plan. The marketing director and his or her staff shall be employees of the Enterprise; provided that the Authority may authorize marketing services to be provided by Off-Site Employees, pursuant to Section
                            3.6.4 of this Agreement;

                   (ii) no later than 90 days prior to the scheduled opening date of the Facility, Manager shall have prepared and implemented a marketing plan for the Facility;

                   (iii) the marketing plan shall include provisions for the Facility opening, public relations, community relations, electronic and print media advertising, industry advertising and relations, employee marketing programs, promotional programs, entertainment and hospitality marketing and advertising, group sales, special events, tour sales, and any & all other related or required components of a complete marketing program sufficient to maximize the Facility's position in the local market.

                   (iv) the Manager shall have the responsibility for placing the advertising contemplated by the marketing plan.

         3.8 Pre-Opening. Six (6) months prior to the scheduled Commencement Date, Manager shall commence implementation of a pre-opening program which shall include all activities necessary to financially and operationally prepare the Facility for opening. To implement the pre-opening program, Manager shall prepare a comprehensive pre-opening budget which shall be submitted to the Authority for its approval no later than seven (7) months prior to the scheduled Commencement Date ("Pre-Opening Budget"). The Pre-Opening Budget sets forth expenses which Manager anticipates to be necessary or desirable in order to prepare the Facility for the Commencement Date, including without limitation, cash for disbursements, Furnishings and Equipment and Operating Supplies, hiring, training, relocation and temporary lodging of employees, advertising and promotion, office overhead and office space (whether on or off the Property), and travel and business entertainment (including opening celebrations and ceremonies) ("Pre-Opening Expenses"). The Pre-Opening Budget shall be included in an Interim Promissory Note, the Interim Loan, or funded pursuant to the Loan Agreement. The Authority recognizes that the Pre-Opening Budget will have been prepared well in advance of the Commencement Date and will be intended only to be a reasonable estimate, subject to variation due to a number of factors, some of which will be outside of Manager's control (e.g. the time of completion, inflationary factors and varying conditions for the goods and services required). The Authority agrees that the Pre-Opening Budget may be modified from time to time, subject to approval of the Governing Board in accordance with the procedure established by Section 3.9 of this Agreement for adjustments to the Operating Budget and Annual Plan.

         3.9 Operating Budget and Annual Plan. Manager shall, prior to the scheduled Commencement Date, submit to the Authority, for its approval, a proposed Operating Budget and Annual Plan for the remainder of the current Fiscal Year. Thereafter, Manager shall, not less than sixty (60) days prior to the commencement of each full or partial Fiscal Year, submit to the Authority, for its approval, a proposed Operating Budget and Annual Plan for the ensuing full or partial Fiscal Year, as the case may be. The Operating Budget and Annual Plan shall include a projected income statement, balance sheet, and projection of cash flow for the Enterprise, with detailed justifications explaining the assumptions used therein. Included with the Operating Budget and Annual Plan shall be a schedule of repairs and maintenance (other than Capital Replacements), a business and marketing plan for the Fiscal Year, the Minimum Balance which must remain in the Enterprise Bank Accounts and the House Bank as of the end of each month during the Fiscal Year to assure sufficient monies for working capital purposes, and the House Bank and other expenditures authorized under the Operating Budget and Annual Plan.

The Operating Budget and Annual Plan for the Enterprise will be comprised of the following:

                  a) a statement of the estimated income and expenses for the coming Fiscal Year, including estimates as to Gross Revenues and Operating Expenses for such Fiscal Year, such operating budget to reflect the estimated results of the operation during each month of the subject Fiscal Year;

                  b) either as part of the statement of the estimated income and expenses referred to in the preceding clause (a), or separately, budgets (and timetables and requirements of Manager) for:

                                    (i)    repairs and maintenance;

                                    (ii)   Capital Replacements;

                                    (iii)  Furnishings and Equipment;

                                    (iv)   advertising and business promotion
                                           programs for the Enterprise; and

                                    (v)    the estimated cost of Promotional
                                           Allowances; and

                  c) a business and marketing plan for the subject Fiscal Year.

         The Authority's approval of the Operating Budget and Annual Plan shall not be unreasonably withheld or delayed. Manager shall meet with the Governing Board to discuss the proposed Operating Budget and Annual Plan, and the Authority's approval shall be deemed given unless a specific written objection thereto is delivered by the Authority to Manager within thirty (30) days after Manager and the Governing Board have met to discuss the proposed Operating Budget and Annual Plan. If the Governing Board for any reason fails to meet with Manager to discuss a proposed Operating Budget and Annual Plan, the Authority shall be deemed to have consented unless a specific written objection is delivered to Manager within fifteen (15) days after the date the proposed Operating Budget and Annual Plan is submitted to the Authority. The Authority shall review the Operating Budget and Annual Plan on a line-by-line basis. To be effective, any notice which disapproves a proposed Operating Budget and Annual Plan must contain specific objections in reasonable detail to individual line items.

         If the initial proposed Operating Budget and Annual Plan contains any disputed budget item(s), the Governing Board and Manager agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). If the Authority and Manager are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Operating Budget and Annual Plan shall be deemed to be adopted and approved and the corresponding line item(s) contained in the Operating Budget and Annual Plan for the preceding fiscal year shall be adjusted as set forth herein and shall be substituted in lieu of the disputed item(s) in the proposed Operating Budget and Annual Plan. Those line items which are in dispute shall be determined by increasing the preceding fiscal year's actual expense for the corresponding line items by an amount equal to the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1982-1984 = 100) for the Fiscal Year prior to the Fiscal Year with respect to which the adjustment to the line item(s) is being calculated or any successor or replacement index thereto.

                  3.9.1 Adjustments to Operating Budget and Annual Plan. Manager may, after notice to and approval by the Authority, revise the Operating Budget and Annual Plan from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include additional, unanticipated items of expense. Manager may, after notice to the Authority, reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Operating Budget and Annual Plan as Manager deems necessary, provided that the total adjustments to the Operating Budget and Annual Plan shall not exceed one hundred ten percent (110%) of the aggregate approved Operating Budget and Annual Plan without approval of the Authority. Manager shall submit a revision of the Operating Budget and Annual Plan to the Authority for review on a quarterly basis. In addition, in the event actual Gross Revenues for any period are greater than those provided for in the Operating Budget and Annual Plan, the amounts approved in the Operating Budget and Annual Plan for guest services, food and beverage, telephone, utilities, marketing and the repair and maintenance of the Facility for any month shall be automatically deemed to be increased to an amount that bears the same relationship (ratio) to the amounts budgeted for such items as actual Gross
         Revenue for such month bears to the projected Gross Revenue for such month. The Authority acknowledges that the Operating Budget and Annual Plan is intended only to be a reasonable estimate of the

         Enterprise's revenues and expenses for the ensuing Fiscal Year. Manager shall not be deemed to have made any guarantee concerning projected results contained in the Operating Budget and Annual Plan.

         3.10 Capital Budgets. Manager shall, not less than sixty (60) days prior to the commencement of each fiscal year, or partial fiscal year, submit to the Authority a recommended capital budget (the "Capital Budget") describing the present value, estimated useful life and estimated replacement costs for the ensuing full or partial year, as the case may be, for the physical plant, furnishings, equipment, and ordinary capital replacement items, all of which are defined to be any items, the cost of which is capitalized and depreciated, rather than expensed, using GAAP ("Capital Replacements") as shall be required to operate the Enterprise in accordance with sound business practices. Capital Replacements in the Capital Budget in an aggregate sum equal to or less than the sum of the Capital Replacement Reserve for the Fiscal Year shall be approved by the Authority; and any amounts in excess of the Capital Replacement Reserve for the Fiscal Year shall be subject to approval of the Authority in its sole discretion. The Governing Board and Manager shall meet to discuss the proposed Capital Budget and the Authority shall be required to make specific written objections to a proposed Capital Budget in the same manner and within the same time periods specified in Section 3.9 with respect to an Operating Budget and Annual Plan. The Authority shall not unreasonably withhold or delay its consent. Unless the Authority and Manager otherwise agree, Manager shall be responsible for the design and installation of Capital Replacements, subject to the Authority's approval.

         3.11 Capital Replacements. The Authority shall effect and expend such amounts for any Capital Replacements as shall be required, in the course of the operation of the Enterprise, to maintain, at a minimum, the Enterprise in compliance with any Legal Requirements and to comply with Manager's recommended programs for renovation, modernization and improvement intended to keep the Enterprise competitive in its market, to maintain industry standards; or to correct any condition of an emergency nature, including without limitation, maintenance, replacements or repairs which are required to be effected by the Authority, which in Manager's sole discretion requires immediate action to preserve and protect the Facility, assure its continued operation, and/or protect the comfort, health, safety and/or welfare of the Facility's guests or employees (an "Emergency Condition"); provided, however, that the Authority shall be under no obligation to fund Capital Replacements in an aggregate amount greater than its periodic required contributions to the Capital Replacement Reserve described in Section 3.12. Manager is authorized to take all steps and to make all expenditures from the Disbursement Account, described at Section
3.18.3 (in the case of non-capitalized repairs and maintenance), or Capital Replacement Reserve, described at Section 3.12, (in the case of expenditures for Capital Replacements) as it deems necessary to repair and correct any Emergency Condition, regardless whether such provisions have been made in the Capital Budget or the Operating Budget and Annual Plan for any such expenditures. Design and installation of Capital Replacements shall be effected in a time period and subject to such conditions as the Authority may establish to minimize interference with or disruption of ongoing operations.

         3.12 Capital Replacement Reserve. Manager shall establish a Capital Replacement Reserve on the books of account of the Enterprise, and the periodic contributions of cash required by Section 3.13 shall be deposited by Manager into an account (the "Capital Replacement Reserve") established in the Enterprise's name at a bank designated by the Authority in accordance with
Section 3.18.1 of this Agreement. All amounts in the Capital Replacement Reserve shall be invested in interest bearing investments in accordance with the Enterprise Investment Policy attached hereto as Exhibit B and approved by Authority to the extent that availability of funds, when required, is not thereby impaired. Interest earned on amounts deposited in the Capital Replacement Reserve shall be credited to the Capital Replacement Reserve and shall be available for payment of expenditures for Capital Replacements to the Facility. Manager shall draw on the Capital Replacement Reserve for Capital Replacements to purchase those items included in the Capital Budget approved by the Authority or such emergency additions, repairs or replacements as shall be required to correct an Emergency Condition or to comply with operating standards.

         3.13 Periodic Contributions to Capital Replacement Reserve. In accordance with Section 5.4 of this Agreement, Manager shall make monthly deposits into the Capital Replacement Reserve in amounts equivalent to an annual rate of two percent (2%) of Gross Revenues during the first two (2) years of the Term of this Agreement after the Commencement Date and equivalent to an annual rate of three percent (3%) of Gross Revenues during the remainder of the Term. The cash amounts required to be so deposited shall be calculated and deposited into the Capital Replacement Reserve, in arrears, no later than the twenty-first
(21st) day of the month immediately following the month with respect to which a deposit is made. If any adjustment of Gross Revenues is made as a result of an audit or for other accounting reasons, a corresponding adjustment in the Capital Replacement Reserve deposit shall be made. In addition, all proceeds from the sale of capital items no longer needed for the operation of the Enterprise, and the proceeds of any insurance received in reimbursement for any items previously paid for from the Capital Replacement Reserve, shall be deposited into the Capital Replacement Reserve upon receipt.

         3.14 Use and Allocation of Capital Replacement Reserve. Any expenditures for Capital Replacements which have been budgeted and previously approved may be paid from the Capital Replacement Reserve without further approval from the Authority. Any amounts remaining in the Capital Replacement Reserve at the close of any Fiscal Year shall be carried forward and retained in the Capital Replacement Reserve until fully used.

         3.15 Contracting. In entering into contracts for the supply of goods and services for the Enterprise, Manager shall give preference to qualified Native Americans, their spouses and children, and qualified business entities certified by the Authority to be controlled by members of the Tribe. "Qualified" shall mean a member of the Tribe, a member's spouse or children, or a business entity certified by the Authority to be controlled by members of the Tribe, who or which is able to provide services at competitive prices, has demonstrated skills and abilities to perform the tasks to be undertaken in an acceptable manner, in Manager's opinion, and can meet the reasonable bonding and/or financial requirements of Manager.

         3.16 Internal Control Systems. Manager shall install systems for monitoring of all funds (the "Internal Control Systems"), which systems shall comply with all Legal Requirements, and shall be submitted to the Authority and the Tribal Gaming Commission for approval in advance of implementation, which approval shall not be unreasonably withheld. The Authority shall have the right to retain an auditor to review the adequacy of the Internal Control Systems prior to the Commencement Date. If the Authority elects to exercise this right, the cost of such review shall be a Pre-Opening Expense. Any significant changes in such systems after the Commencement Date also shall be subject to review and approval by the Tribal Gaming Commission. The Tribal Gaming Commission and Manager shall have the right and duty to maintain and police the Internal Control Systems in order to prevent any loss of proceeds from the Enterprise. The Tribal Gaming Commission shall have the right to inspect and oversee the Internal Control Systems at all times. Manager shall install a closed circuit television system to be used for monitoring all cash handling activities of the Enterprise sufficient to meet all Legal Requirements.

         3.17 Tribal Access. Manager shall provide immediate access to the Gaming operation, including the books and records of the Enterprise, by the Authority and Tribal officials designated by the Tribal Council in accordance with the Tribal Gaming Code, who shall have the right to verify the daily Gross Revenues and Net Revenues from the Gaming operation; and access to any other Gaming-related information the Authority or the Tribe deems appropriate.

         3.18     Banking and Bank Accounts.

                  3.18.1 Enterprise Bank Accounts. The Authority shall select a bank or banks for the deposit and maintenance of funds and shall establish in such bank or banks accounts as Manager deems appropriate and necessary in the course of business and as consistent with this Agreement ("Enterprise Bank Accounts"). Establishment of any Enterprise Bank Account shall be subject to the approval of the Authority, and shall be consistent with the terms of the Loan Agreement. The sum of money agreed to by the Authority to be maintained in the Enterprise Bank Account(s) to serve as working capital for Enterprise operations, shall include all sums needed for the House Bank, and all sums needed to accrue for payment of expenses not paid on a monthly basis (the "Minimum Balance"). Manager will maintain funds in the Enterprise Bank Accounts equal to the Minimum Balance, and Manager may increase the Minimum Balance, in Manager's sole discretion, at any time during the first year following the Commencement Date to reflect unanticipated working capital needs revealed by actual Enterprise operations. Attached hereto as Exhibit C is the form of Irrevocable Banking Instructions to be executed by the Authority with regard to each Enterprise Bank Account and to be in effect during the Term of this Agreement.

                  3.18.2 Daily Deposits to Depository Account. Manager shall establish for the benefit of the Authority in the Enterprise's name a Depository Account. Manager shall collect all Gross Revenues and other proceeds connected with or arising from the operation of the Enterprise, the sale of all products, food and beverage, and all other activities of the Enterprise and deposit the related cash daily into the Depository Account at least once during each twenty-four (24) hour period. All money received by the Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each twenty-four
         (24) hour period; provided that the Authority may approve an alternative system for counting that provides equivalent accuracy and security. Manager agrees to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, which expense shall constitute an Operating Expense. All actions of Manager under this section shall be consistent with the terms of the Loan Agreement.

                  3.18.3 Disbursement Account. Manager shall establish for the benefit of the Authority in the Enterprise's name a Disbursement Account. Manager shall, consistent with and pursuant to the approved annual Operating Budget and Annual Plan, have responsibility and authority for making all payments for Operating Expenses, debt service, management fees, and disbursements to the Tribe and the Authority from the Disbursement Account. All actions of Manager under this section shall be consistent with the terms of the Loan Agreement.

                  3.18.4 Transfers Between Accounts. Manager shall have the authority to transfer funds, in accordance with the Budget, from and between the Enterprise Bank Accounts to the Disbursement Account in order to pay Operating Expenses and to pay debt service pursuant to the Loan Agreement and Note, the Security and Reimbursement Agreement, the Development Agreement, to invest funds in accordance with the Enterprise Investment Policy and to pay the fees payable to Manager and distributions to the Authority pursuant to this Agreement. All actions of Manager under this section shall be consistent with the terms of the Loan Agreement.

         3.19 Insurance. Manager shall be responsible for obtaining and maintaining insurance coverage, including coverage of public liability and property loss or damage. Such coverage shall be consistent with any Lender's requirements set forth in the Loan Agreement. The cost of such insurance shall be an Operating Expense of the Enterprise. Such insurance shall be obtained from responsible insurance carriers licensed to do business in the State of California and shall name the Tribe and the Authority, the Enterprise, Manager, Lender, any other required party under the Loan Agreement, and Manager's Affiliates as insured parties, in at least the amounts which are set forth in Exhibit D.

         3.20     Accounting and Books of Account.

                  3.20.1 Establishment of Accounting Procedures. Manager shall provide for the establishment and maintenance of satisfactory accounting systems that shall at a minimum include an adequate system of internal accounting controls; permit the preparation of financial statements in accordance with GAAP; be susceptible to audit; allow the Enterprise, the Authority, the Tribe, and the NIGC to calculate the annual fee under 25 C.F.R. ss.514.1; permit the calculation and payment of the Management Fee; and provide for the allocation of Operating Expenses or overhead expenses among the Authority, the Enterprise, Manager, and any other user of shared facilities and services within the Enterprise.

                  3.20.2 Statements. Manager shall prepare and provide operating statements to the Authority on a monthly, quarterly, and annual basis. The operating statements shall comply with all Legal Requirements and shall include an income statement, statement of cash flows, and balance sheet for the Enterprise. Such statements shall include the Operating Budget and Annual Plan and Capital Budget projections as comparative statements, and which, after the first full year of operation, will include comparative statements from the comparable period for the prior year of all revenues, and all other amounts collected and received, and all deductions and disbursements made therefrom in connection with the Enterprise.

                  3.20.3 Books of Account. Manager shall maintain full and accurate books of account at an office in the Facility or at such other location as may be determined by Manager and approved by the Authority. The Authority and Tribal officials designated by the Tribal Council in accordance with the Tribal Gaming Code shall have immediate access to the books of account and daily operations of the Enterprise twenty-four hours a day, seven days a week, and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records. Any such copies are to be considered confidential and proprietary and shall not be divulged to any third parties without the express written permission of the Authority. Such rights may be exercised through the Tribal Gaming Commission or through an agent, employee, attorney, or independent accountant acting on behalf of the Authority, designated pursuant to the provisions of section 3.17 of this Agreement, under the provisions of the Tribal Gaming Code.

                  3.20.4 Accounting Standards. Manager shall maintain the books and records reflecting the operations of the Enterprise in accordance with the accounting practices of Manager in conformity with Generally Accepted Accounting Principles consistently applied and shall adopt and follow the fiscal accounting periods utilized by Manager in its normal course of business (i.e., a month, quarter and year prepared in accordance with the Enterprise Fiscal Year). The accounting systems and procedures shall comply with Legal Requirements and, at a minimum:

                   (i)      include an adequate system of internal
                            accounting controls;

                   (ii)     permit the preparation of financial
                            statements in accordance with generally
                            accepted accounting principles;

                   (iii)    be susceptible to audit;

                   (iv) permit the calculation and payment of the Management Fee described in Section 5.1; and

                   (v) provide for the allocation of operating expenses or overhead expenses among the Tribe, the Authority, the Enterprise, and any other user of shared facilities and services.

                  3.20.5 Annual Audit. An independent certified public accounting firm selected by the Authority shall perform an annual audit of the books and records of the Enterprise and of all contracts for supplies, services or concessions reflecting Operating Expenses. The NIGC shall also have the right to perform special audits of the Enterprise on any aspect of the Enterprise at any time without restriction. The costs incurred for such audits shall constitute an Operating Expense. Such audits shall be provided by the Authority to all applicable federal and state agencies, as required by law, and may be used by Manager for reporting purposes under federal and state securities laws, if required.

         3.21 Retail Shops and Concessions. With respect to the operation of the shops and concessions located within the Facility, the Authority shall approve in advance in writing the specific type or types of shops or concessions proposed by Manager to be authorized for inclusion in the Facility.

         3.22 Entertainment Approvals. In the event that Manager shall determine to provide entertainment and/or sporting events to the public at the Facility, the same will be subject to approval by the Authority, unless authorized as part of an Annual Plan or original Project concept.

                                    SECTION 4
                                      LIENS

         4.1. Liens. Subject to the exceptions hereinafter stated in Section 4.2, the Tribe and the Authority specifically warrant and represent to Manager that during the term of this Agreement they shall not act in any way whatsoever, either directly or indirectly, to cause any person or entity to become an encumbrancer or lien holder of the Property or the Facility, or to allow any person or entity to obtain any interest in this Agreement without the prior written consent of Manager, and, where applicable, consent of the United States. Manager specifically warrants and represents to the Tribe and the Authority that during the term of this Agreement Manager shall not act in any way, directly or indirectly, to cause any person or entity to become an encumbrancer or lien holder of the Property or the Facility, or to obtain any interest in this Agreement without the prior written consent of the Tribe and the Authority, and, where applicable, the United States. The Authority, and Manager shall keep the Facility and Property free and clear of all enforceable mechanics' and other enforceable liens resulting from the construction of the Facility and all other enforceable liens which may attach to the Facility or the Property. If any such lien is claimed or filed, it shall be the duty of the Authority to discharge the lien within thirty (30) days after having been given written notice of such claim, either by payment to the claimant, by the posting of a bond and the payment into the court of the amount necessary to relieve and discharge the Property from such claim, or in any other manner which will result in the discharge or stay of such claim, and Manager is authorized to act in behalf of the Authority to discharge any liens.

         4.2 Exceptions. The Authority shall have the right to grant security interests in Enterprise revenues subordinated to all loans made by Manager to the Authority and all amounts due under the Loan Agreement and this Agreement, as well as first priority security interests in any Facility assets other than personal property purchased with the proceeds of the Loan, but only if such security interests are permissible under the Loan Agreement, granted to secure loans made to and for the benefit of the Enterprise, and Manager has been offered a prior opportunity to make such loans on similar financial terms.

                                   SECTION 5
              MANAGEMENT FEE, REIMBURSEMENTS, DISBURSEMENTS, AND
                          OTHER PAYMENTS BY MANAGER

         5.1 Management Fee. Subject to the provisions of Section 5.4, on or before the twenty-first (21st) day of each month after the first calendar month of operation, Manager is authorized by the Authority to pay itself from the Enterprise Bank Account(s) the Management Fee, provided that in no event shall the aggregate amount of Total Manager Compensation paid to Manager (including the Management Fee) exceed the Total Manager Compensation Cap. Any portion of such Management Fee withheld from payment to Manager as being in excess of the Total Management Compensation Cap shall thereafter be payable to Manager if and at such time during the term of this Agreement as such payment to Manager will not cause the aggregate Total Manager Compensation to exceed the Total Manager Compensation Cap.

         5.2 Disbursements. As and when received by Manager, Gross Revenues shall be deposited in the Depository Account created pursuant to Section 3.18.2 of this Agreement. There shall, in turn, be disbursed by Manager, on a monthly basis, for and on behalf of the Authority, funds from the Enterprise Bank Account(s) to pay, to the extent available, Operating Expenses and thereafter the items identified in section 5.4 of this Agreement, in the priority specified in that section.

         5.3 Adjustment to Bank Account. After the disbursements pursuant to
Section 5.2, and establishment of any additional reserves into the Enterprise Bank Accounts for future disbursements as Manager deems necessary and as are approved by the Authority, taking into account anticipated cash flow and Operating Expenses, any excess funds remaining in the Enterprise Bank Account(s) over the Minimum Balance, the Capital Replacement Reserve, and such additional reserves approved by the Authority, shall be disbursed monthly in accordance with Section 5.4.

         5.4 Payment of Fees and Tribal Disbursement. Within twenty-one (21) days after the end of each calendar month of operations, Manager shall calculate Gross Revenues, Operating Expenses, and Net Revenues of the Enterprise for the previous month's operations and the year's operations to date. Such Net Revenues shall be disbursed from the Enterprise Bank Account(s) to the extent available to pay the scheduled items to the extent due and payable and earned in the following order of priority:

                   (i) the Minimum Guaranteed Monthly Payment described in Section 5.5;

                   (ii) payments due on the Note or as otherwise required by the Loan Agreement (and if payments are due other than monthly, a reserve equal to a proportionate amount of the scheduled quarterly payment shall be deposited in a designated Enterprise Bank Account for such payment, and may be invested in accordance with the Enterprise Investment Policies pending payment);

                   (iii) Capital Replacement Reserve contributions as described in Section 3.13;

                   (iv) payments due on the Interim Promissory Note and the reimbursement of amounts advanced by Manager; and

                   (v)      the Management Fee.

All remaining Net Revenues (the "Monthly Distribution Payment") shall be distributed to the Authority at the same time the Management Fee is paid.

         5.5 Minimum Guaranteed Monthly Payment. Manager shall pay the Tribe ONE HUNDRED THOUSAND DOLLARS ($100,000) per month (the "Minimum Guaranteed Monthly Payment"), beginning on the Commencement Date and continuing for the remainder of the Term. The Minimum Guaranteed Monthly Payment shall be payable to the Tribe in arrears on the twenty first (21st) day of each calendar month following the month in which the Commencement Date occurs, which payment shall have priority over the Management Fee and retirement of development and construction costs. If the Commencement Date is a date other than the first day of a calendar month, the first payment will be prorated from the Commencement Date to the end of the month. Minimum Guaranteed Monthly Payments shall be charged against the Authority's Monthly Distribution Payment for each month provided, however, where the Net Revenues in a given month are less than ONE HUNDRED THOUSAND DOLLARS ($100,000.00), Manager shall pay the funds necessary to compensate for the deficiency from its own funds on a non-cumulative and non-recoverable basis. If during a given month gaming does not occur for a portion of the month, the Minimum Guaranteed Monthly Payment shall be reduced pro rata, in proportion to the portion of the month in which gaming does not occur. If no gaming takes place in a given month, no Minimum Guaranteed Monthly Payment shall be made during that month. The obligation to make Minimum Guaranteed Monthly Payments shall cease upon termination of this Agreement. Except as provided in the preceding sentence of this Section 5.5, Manager's obligation to pay the Tribe the Minimum Guaranteed Monthly Payment is unconditional, and shall not be affected by the actual level of funds generated by the Enterprise.

         5.6 Payment of Net Revenues. The Net Revenues paid to the Authority pursuant to this Section 5 shall be payable to the Authority's bank account specified by the Authority in a notice to Manager pursuant to Section 8.2.

         5.7 Maximum for Recoupment of Development and Construction Costs. In accordance with the Development Agreement, Manager shall be entitled to recoup no more than ONE HUNDRED AND SEVENTY MILLION DOLLARS ($170,000,000) for the development, design, construction, furnishing and equipping of the Facility, and/or providing start-up and initial working capital for the Enterprise.

                                    SECTION 6
                   TRADE NAMES, TRADE MARKS AND SERVICE MARKS

         6.1 Enterprise Name. The Enterprise shall be operated under a business name which readily identifies the Facility to the public along with a reference to the Tribe, the Authority or such other name as the parties may agree (the "Enterprise Name").

         6.2 Marks. Prior to the Commencement Date and from time to time during the Term hereof, Manager agrees to erect and install, in accordance with local codes and regulations, all signs Manager deems necessary in, on or about the Facility, including, but not limited to, signs bearing the Enterprise Name. All Trade Names, Trade Marks and Service Marks of the Enterprise shall be the property of the Authority.

                                    SECTION 7
                                      TAXES

         7.1 State and Local Taxes. If the State of California or any local government attempts to impose any tax including any possessory interest tax upon any party to this Agreement or upon the Enterprise, the Facility or the Property, the Authority, in the name of the appropriate party or parties in interest, may resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating Expense of the Enterprise. Any such tax shall constitute an Operating Expense of the Enterprise. This Section shall in no manner be construed to imply that any party to this Agreement or the Enterprise is liable for any such tax.

         7.2 Tribal Taxes. The Tribe and the Authority agree that neither they nor any agent, agency, Affiliate or representative of the Tribe or the Authority will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments of any debt service to Manager or any of its Affiliates or to any lender furnishing financing for the Facility or for the Enterprise, or on the Enterprise, the Facility, the revenues therefrom or on the Management Fee as described in

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

Section 5.1 of this Agreement; provided, however, the Tribe may assess license fees reflecting reasonable regulatory costs incurred by the Tribal Gaming Commission. The Tribe and the Authority further agree that neither they nor any agent, agency, Affiliate or representative will impose any taxes, fees, assessments or other charges of any nature whatsoever on the salaries or benefits, or dividends paid to, any of Manager's stockholders, officers, directors, or employees, or any of the employees of the Enterprise; or any provider of goods, materials, or services to the Enterprise, other than with respect to any such provider of goods, materials, or services to the Enterprise, license fees reflecting reasonable regulatory costs incurred by the TGC. Manager retains the right, subject to Section 16 of this Agreement, to terminate this Agreement and all accompanying agreements if it reasonably determines that any statute, law, code or regulation of the Tribe or the Authority renders operation of the Enterprise uncompetitive.

         Nothing in this Section 7.2 shall be construed to prohibit the Tribe or the Authority from taxing the sale of goods or services by the Enterprise to the public in amounts equivalent to any state taxes that would otherwise be applicable but for the Tribe's status as an Indian tribe; provided that no such tax shall be applied to any goods or services supplied as Promotional Allowances.

                  7.2.1. Termination by Manager. Should Manager terminate this Agreement pursuant to this Section 7.2, Manager shall retain the right to repayment of: (a) money lent to the Tribe or the Authority by Manager or Manager's Affiliates and money lent to the Tribe or the Authority and guaranteed by the Manager and/or Manager's Affiliates to the extent Manager and/or Manager's Affiliates are required to pay pursuant to such guarantee; (b) reimbursement of any monies which may become due and payable under the terms of the Security and Reimbursement Agreement. Except as otherwise provided herein, if any taxes, fees or assessments are levied by the Tribe or the Authority against the Manager, such taxes and assessments shall constitute Operating Expenses of the Enterprise.

         7.3 Compliance with Internal Revenue Code. Manager shall comply with all applicable provisions of the Internal Revenue Code.

                                    SECTION 8
                               GENERAL PROVISIONS

         8.1 Situs of the Contracts. This Agreement, as well as all contracts entered into between the Tribe or the Authority and any person or any entity providing services to the Enterprise, shall be deemed entered into in and governed by the law of California, and shall be subject to all Legal Requirements of the Tribe and Federal law as well as approval by the Secretary of the Interior where required by 25 U.S.C. ss.81 or by the Chairman of the NIGC where required by the IGRA. Nothing in this Agreement is intended to or shall have the effect of precluding the parties, in this or other transactions, from choosing as governing law the laws of a State other than the State of California.

         8.2 Notice. Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate party by Federal Express or by Certified Mail Return Receipt Requested, addressed as follows:

                  If to the Tribe:        THE PICAYUNE RANCHERIA OF
                                          CHUKCHANSI INDIANS
                                          P.O. Box 269
                                          46575 Road 417
                                          Coarsegold, California 93614
                                          Attn:  Tribal Chairperson

                  Copies to:              MONTEAU, PEEBLES & CROWELL, L.L.P.
                                          Attn: John M. Peebles, Esq.
                                          1001 2nd Street
                                          Sacramento, CA 95814


                  If to the Authority:    THE CHUKCHANSI ECONOMIC
                                          DEVELOPMENT AUTHORITY,
                                          P.O. Box 269
                                          46575 Road 417
                                          Coarsegold, California 93614
                                          Attn:  Chairperson

                  Copies to:              MONTEAU, PEEBLES & CROWELL, L.L.P.
                                          Attn: John M. Peebles, Esq.
                                          1001 2nd Street
                                          Sacramento, CA  95814

                  If to Manager:          CASCADE ENTERTAINMENT GROUP, LLC
                                          Attn: Russell S. Pratt, President
                                          7915 Folsom Boulevard
                                          Sacramento, California  95826-2611


                  Copies to:              JACOBSON, BUFFALO, SCHOESSLER
                                          & MAGNUSON, LTD.
                                          Attn:  John E. Jacobson
                                          246 Iris Park Place
                                          1885 University Avenue West
                                          St. Paul, MN  55104
or to such other different address(s) as Manager, the Authority, or the Tribe may specify in writing using the notice procedure called for in this Section
8.2. Any such notice shall be deemed given three (3) days following deposit in the United States mail or upon actual delivery, whichever first occurs.

         8.3 Authority to Execute and Perform Agreement. The Tribe, the Authority, and Manager represent and warrant to each other that they each have full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

         8.4 Relationship. Manager, the Authority, and the Tribe shall not be construed as joint venturers or partners of each other by reason of this Agreement and none shall have the power to bind or obligate the others except as set forth in this Agreement. The Tribe and the Authority shall be jointly and severally liable for the obligations and liabilities of the other under this Agreement.

         8.5 Manager's Contractual Authority. Manager is authorized to make, enter into and perform in the name of and for the account of the Authority, doing business as the Enterprise, such contracts deemed necessary by Manager to perform its obligations under this Agreement, provided such contracts comply with the terms and conditions of this Agreement, including, but not limited to,
Section 3.2.5, and provided such contracts do not obligate the Enterprise to pay sums not approved in the Operating Budget and Annual Plan or the Capital Budget.

         8.6 Further Actions. The Tribe, the Authority, and Manager agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

         8.7 Defense. Except for disputes between the Tribe and Manager, and between the Authority and Manager, and claims relating to the Tribe's status as a Tribe, the Authority's status as a body corporate and politic of the Tribe, or the status of the Property as Indian lands, Manager shall bring and/or defend and/or settle any claim or legal action brought against Manager, the Enterprise, the Authority, or the Tribe, individually, jointly or severally, or any Enterprise Employee, in connection with the operation of the Enterprise. Subject to the Authority's approval of legal counsel, Manager shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to defend any such claim or cause of action. All liabilities, costs and expenses, including reasonable attorneys' fees and disbursements incurred in defending and/or settling any such claim or legal action which are not covered by insurance, shall be an Operating Expense, or, if incurred prior to the Commencement Date, shall be a Pre-Opening expense. Nothing contained herein is a grant to Manager of the right to waive the Tribe's, the Authority's, or the Enterprise's sovereign immunity. That right is strictly reserved to the Tribe, as to matters affecting the Tribe, and the Authority, as to matters affecting the Authority. Any settlement of a third party claim or cause of action shall require approval of the Tribe, as to claims affecting the Tribe, and approval of the Authority, as to claims affecting the Authority.

         8.8 Waivers. No failure or delay by Manager, the Authority, or the Tribe to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         8.9 Captions. The captions for each Section and Subsection are intended for convenience only.

         8.10 Severability. If any of the terms and provisions hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement shall be declared invalid or unenforceable, (specifically including Manager's right to receive its Management
Fees) the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty (30) days written notice to the other party, without liability on the part of the terminating party.

         8.11 Interest. Except as otherwise provided in the Development Agreement, any amounts advanced by Manager or the Authority related to the operation of the Enterprise shall accrue interest at the rate agreed to in the Interim Promissory Note(s) or other loan agreements applicable to the advance.

         8.12 Operating Capital. In the event Gross Revenues are insufficient to pay Operating Expenses, after application of all reserves established under
Section 3.13 of this Agreement and all other reserves established pursuant to the Loan Agreement, Manager shall provide operating capital to the Enterprise. Manager's obligation under this section shall not be deemed to require contributions in excess of the minimum amounts necessary to permit the continued operation of the Enterprise, and to comply with the Gaming Code, the Compact, and any other Legal Requirements. Notwithstanding the foregoing, however, Manager may contribute operating capital in excess of such minimum amounts, provided that such contributions have been approved in advance in writing by the Authority. Manager shall keep appropriate records to document all reimbursable expenses paid by Manager, which records shall be made available for inspection by the Authority or its agents upon request. The Authority agrees to reimburse Manager with interest from future Net Revenues for money paid or property contributed by Manager to satisfy obligations of the Authority in connection with the Enterprise and/or this Agreement. Interest shall be calculated at the rate set forth in Section 8.11 from the date the Authority was obligated to provide the operating capital for the satisfaction of such obligation to the date reimbursement is made. Manager's sole source of such reimbursement shall be from undistributed and future Net Revenues.

         8.13 Travel and Out-of-Pocket Expenses. To the extent approved by the Authority, Manager shall be reimbursed for all travel and out-of-pocket expenses reasonably incurred at the request of the Authority outside the scope of this Agreement. Subject to the Operating Budget and Annual Plan, all travel and out-of-pocket expenses of Enterprise Employees reasonably incurred in the performance of their duties shall be an Operating Expense.

         8.14 Third Party Beneficiary. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto as such are authorized by this Agreement.

         8.15 Brokerage. Except, for Manager, with respect to securing the Loan, Manager, the Authority, and the Tribe represent and warrant to each other that neither has sought the services of a broker, finder or agent in this transaction, and neither has employed, nor authorized, any other person to act in such capacity. Manager, the Authority, and the Tribe each hereby agrees to indemnify and hold the others harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of the breach of the representation and warranty set forth herein.

         8.16 Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

         8.17 Estoppel Certificate. Manager, the Authority, and the Tribe each agree to furnish to the other parties, from time to time upon request, within ten (10) business days of receipt of the request an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Enterprise as may be reasonably requested.

         8.18 Periods of Time. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the Tribe, Federal government, or the State of California, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         8.19 Exhibits. All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

         8.20 Successors, Assigns, and Subcontracting. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns. Manager shall have the right to assign its rights under this Agreement and the Development Agreement to one or more directly or indirectly wholly-owned subsidiaries of CASCADE ENTERTAINMENT GROUP, LLC, or its successor. The Tribe's and the Authority's consent shall be required for the assignment or subcontracting by the Manager of its rights, interests or obligations as Manager hereunder to any other Affiliate of Manager, or any successor corporation to Manager, provided that any such assignee or subcontractor agrees to be bound by the terms and conditions of this Agreement, and the Tribe and the Authority shall consent to any such assignee or subcontractor provided that such assignee or subcontractor has, in the discretion of the Tribe and the Authority, the competency and financial capability to perform as required by this Agreement. The acquisition of Manager or its parent company by a party other than an Affiliate of Manager, or its successor corporation, shall not constitute an assignment of this Agreement by Manager and this Agreement shall remain in full force and effect between the Tribe, the Authority, and Manager, subject only to Legal Requirements.

         8.21 Permitted Assignment. Any assignment of this Agreement permitted under the Agreement, to the extent mandated by the IGRA, shall be subject to approval by the Chairman of the NIGC or his authorized representative after a complete background investigation of the proposed assignee. Any assignment by the Tribe or the Authority shall not prejudice the rights of Manager under this Agreement or the Lender under the Loan Agreement. No assignment authorized hereunder shall be effective until all necessary government approvals have been obtained.

         8.22 Time is of the Essence. Time is of the essence in the performance of this Agreement.

         8.23 Confidential Information. The parties agree that any information received concerning another party during the performance of this Agreement, regarding the parties' organization, financial matters, marketing plans, or other information of a proprietary nature (the "Confidential Information"), will be treated by all parties in full confidence and except as required to allow Manager, the Authority, and the Tribe to perform their respective covenants and obligations hereunder, or under the Loan Agreement, as required in connection with any arbitration proceeding commenced hereunder or in response to legal process or appropriate and necessary inquiry, and will not be revealed to any other persons, firms or organizations. This provision shall survive the termination of this Agreement for a period of two (2) years.

         The obligations not to use or disclose the Confidential
Information shall not apply to Confidential Information which (i) has been made previously available to the public by the Tribe, the Authority, or Manager or Manager's Affiliates or becomes generally available to the public, unless the Confidential Information being made available to the public results in a breach of this Agreement; (ii) prior to disclosure to the Tribe, the Authority, or Manager or Manager's Affiliates, was already rightfully in any such person's possession; or (iii) is obtained by the Tribe, the Authority, or Manager or Manager's Affiliates from a third party who is lawfully in possession of such Confidential Information, and not in violation of any contractual, legal or fiduciary obligation to the Tribe, the Authority, or Manager or Manager's Affiliates, with respect to such Confidential Information and who does not require the Tribe, the Authority, or Manager or Manager's Affiliates to refrain from disclosing such Confidential Information to others.

         8.24 Patron Dispute Resolution. Manager shall have the authority to resolve all patron disputes. In the event a patron is dissatisfied with Manager's final resolution of a dispute, the patron may seek such redress as may be authorized under the rules and regulations of the Tribal Gaming Commission, after all dispute resolution procedures adopted by Manager have been exhausted.

         8.25 Modification. Any change to or modification of this Agreement must be in writing signed by all parties hereto and shall be effective only upon approval by the Chairman of the NIGC, the date of signature of the parties notwithstanding.

                                    SECTION 9
                                   WARRANTIES

         9.1 Noninterference in Tribal Affairs. Manager agrees not to interfere in or attempt to wrongfully influence the internal affairs or government decisions of the Tribe's government, or of the Authority, by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of Manager that relate to the Enterprise. As of the date of this Agreement, the Tribe and the Authority acknowledge that Manager has not interfered or wrongfully interfered in the internal affairs of the Tribe or the Authority. For the purposes of this Section 9.1, if any such undue interference in Tribal affairs or the affairs of the Authority is alleged by the Federally recognized Tribal government or by the Authority in writing, and the NIGC finds that Manager has unduly interfered with the internal affairs of the Tribe's government or the Authority, and has not taken sufficient action to cure and prevent such interference, that finding of interference shall be grounds for termination of the Agreement. Manager shall be entitled to immediate written notice and a complete copy of any such complaint to the NIGC.

         9.2 Prohibition of Payments to Members of Tribal Government. Manager represents and warrants that no payments have been or will be made by Manager or Manager's Affiliates, to any Member of the Tribal Government, any Tribal official, any relative of a Member of Tribal Government or Tribal official, or any Tribal government employee for the purpose of obtaining any special privilege, gain, advantage or consideration.

         9.3 Prohibition of Hiring Members of Tribal Government. No Member of the Tribal Government, Tribal official, or employee of the Tribal government may be employed at the Enterprise or by Manager or its Affiliates without a written waiver of this Section 9.3 by the Authority. For this purpose, the Tribe and the Authority will identify all such persons to Manager in a writing and take reasonable steps to keep the list current; Manager shall not be held responsible if any person not on such written list is employed.

         9.4 Prohibition of Financial Interest in Enterprise. No Member of the Tribal Government or relative of a Member of the Tribal Government shall have a direct or indirect financial interest in the Enterprise greater than the interest of any other member of the Tribe, and no Member of the Tribal Government or relative of a Member of the Tribal Government shall purchase or hold an interest or stock in Manager, or Manager's Affiliates; provided, however, nothing in this subsection shall restrict the ability of a Tribal Member who is not a Member of the Tribal Government or a relative of a Member of the Tribal Government to purchase or hold stock in Manager, or Manager's Affiliates where (i) such stock is publicly held, and (ii) the Tribal Member acquires less than five percent (5%) of the outstanding stock in the corporation, provided that if a Tribal Member shall acquire more than five percent (5%) such person shall comply with all applicable law.

         9.5 Definitions. As used in this Section 9, "Member of the Tribal Government" means any member of the Tribal Council, the Authority, the TGC or any independent board or body created to oversee any aspect of Gaming and any Tribal court official; "Relative" means an individual residing in the same household who is related as a spouse, father, mother, son or daughter.

                                   SECTION 10
                                   TERMINATION

         10.1 Voluntary Termination and Termination for Cause. This Agreement may be terminated pursuant to the provisions of Sections 3.4.4, 9.1, 10.2, 10.3, 10.4, 10.5 and 10.6.

         10.2 Voluntary Termination. This Agreement may be terminated upon the mutual written consent and approval of the parties, subject to the terms of the Loan Agreement. Notwithstanding the foregoing, the voluntary termination of this Agreement by either of the Tribe or the Authority shall be deemed the termination by both the Tribe and the Authority.

         10.3 Termination for Cause. Either the Authority or Manager may terminate this Agreement by written notice to the other parties as set forth in this Section 10.3 in the event of a Material Breach of this Agreement.

                  10.3.1 Non-Curable Terminating Events. The Authority may terminate this Agreement on not less than 15 days written notice to Manager upon the occurrence of any of the following events:

                  (i) an act of fraud perpetrated by any officer or member of Manager in connection with the performance by Manager of its obligations under this Agreement;

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

                  (ii) an act of fraud perpetrated by any employee, agent or representative (other than officers) of Manager, or embezzlement or theft perpetrated by any employee, agent or representative of Manager in connection with the performance of Manager of its obligations under this Agreement, for which Manager shall not promptly (i) make full restitution to the Enterprise to the extent such loss is not covered by insurance proceeds, (ii) to the extent permitted under applicable law, terminate the employee(s), agent(s) and representative(s) perpetrating such fraud, embezzlement or theft and (iii) institute appropriate procedures to prevent any further fraud, embezzlement or theft by similar means;

                  (iii) the existence of a pattern or practice of fraud, embezzlement or theft resulting from the gross negligence of Manager in connection with the performance of Manager of its obligations under this Agreement;

                  (iv) the suspension or termination of the gaming license of any member, officer or director of Manager as a result of any criminal conviction; provided, that Manager has not removed such person from all responsibility with respect to Manager within such 15-day period; or

                  (v) the suspension of the Manager's gaming license in accordance with the terms and conditions of this Agreement and the Tribal Gaming Code.

                  10.3.2 Curable Defaults. In the event of Material Breaches other than those described in section 10.3.1, the non-breaching party may terminate this Agreement if (i) such breach has continued for thirty (30) consecutive days following receipt by the breaching party of written notice describing the breach, (ii) the non-breaching party thereafter provides written notice to the other of its intention to declare a default and terminate this Agreement, and (iii) the defaulting party thereafter fails to cure or take steps to substantially cure the default within sixty (60) days. The discontinuance or correction of a Material Breach under this subsection
         10.3.2 shall constitute a cure thereof. Notwithstanding anything to the contrary contained in this Agreement, a Material Breach by either of the Tribe or the Authority shall be deemed a Material Breach of both the Tribe and the Authority.

                  10.3.3. Parties Rights Following Material Breach. In the event of any termination for cause, regardless of fault, the parties shall retain all money previously paid to them pursuant to Section 5 of this Agreement; and the Authority shall retain title to all Enterprise and Facility fixtures, improvements, supplies, equipment, funds and accounts, subject to the rights of Manager under any security agreement and to the rights of Manager to any accrued and unpaid Net Revenues due under Section 5 of this Agreement. Manager shall continue to have the right to repayment of unpaid principal and interest and other amounts due to Manager or outstanding and guaranteed by Manager and/or Manager's Affiliates (if Manager is called on to pay under such guarantee) under the Interim Note, Loan Agreement and/or Security and Reimbursement Agreement and advances made by Manager and interest thereon as contemplated by
         Section 8.12, and any other agreements entered into pursuant hereto. An election to pursue damages or to pursue specific performance of this Agreement or other equitable remedies while this Agreement remains in effect pursuant to the provisions of Sections 10.7 or 10.8 shall not preclude the injured party from providing notice of termination pursuant to this Section 10.3. Neither shall termination preclude a suit for damages.

         10.4 Involuntary Termination Due to Changes in Legal Requirements. It is the understanding and intention of the parties that the establishment and operation of the Enterprise shall conform to and comply with all Legal Requirements. If during the term of this Agreement, the Enterprise or any material aspect of Gaming is determined by the Congress of the United States, the Department of the Interior of the United States of America, the NIGC, or the final judgment of a court of competent jurisdiction to be unlawful under federal law, the obligations of the parties hereto shall cease, and this Agreement shall be of no further force and effect; provided that:

                  (i)      Manager shall have the rights described in Section
                           5.4 of this Agreement;

                  (ii) Manager, the Tribe, and the Authority shall retain all money previously paid to them pursuant to
                           Section 5 of this Agreement;

                  (iii) funds of the Enterprise in any Enterprise account shall be paid and distributed as provided in
                           Section 5 of this Agreement;

                  (iv) any money loaned or advanced to the Tribe or the Authority by or guaranteed by Manager or Manager's Affiliates (to the extent Manager or its Affiliates have paid under such guarantee) or owed to Manager or its Affiliates pursuant to the Security and Reimbursement Agreement or any other written agreement that has been approved by the Tribe or the Authority shall be repaid to Manager or its Affiliates in accordance with the terms of the Agreement; and

                  (v) The Authority shall retain its interest in the title (and any lease) to all Enterprise assets, including all fixtures, supplies and equipment, subject to the rights of Manager under the Security and Reimbursement Agreement and subject to any requirements of financing arrangements.

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

        10.5 Manager's Right to Terminate Agreement. Manager may terminate this Agreement by written notice effective upon receipt if:

                  (i) Any Tribal, State or Federal authority where approval is required fails to approve this Agreement or otherwise objects to the performance by Manager of any obligation imposed on it under this Agreement.

                  (ii) Manager has been notified by any regulatory agency that the performance by it of any obligation imposed by this Agreement will jeopardize the retention of any license, or approvals granted thereunder, held by Manager or any of its Affiliates in any other jurisdiction, and the Tribe or the Authority refuses to allow Manager to immediately rectify any such complaint.

                  (iii) Manager has reason to believe that the performance by it, the Authority or the Tribe of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement and the parties have been unable to agree upon waiver of such performance within ten
                           (10) days written notice by Manager.

                  (iv) Through its own actions, the Tribe or the Authority fails to make any payment to Manager when due within the time specified in this Agreement and a grace period of thirty (30) days.

        10.6  Authority's Right to Terminate Agreement.

              10.6.1 Authority's Right to Terminate. The Authority may terminate this Agreement by written notice effective upon receipt if:

                  (i) Any Federal or State authority, where approval is required, fails to approve this Agreement or otherwise objects to the performance by Manager of any obligation imposed on it under this Agreement and Manager has not cured the circumstance giving rise to the failure to approve or the objection to performance within one hundred twenty (120) days. A good faith effort to take steps to substantially cure the breach shall constitute cure until such time that no further appeal or resolution of the circumstance giving rise to the failure to approve or the objection to performance is available.

                  (ii) The Authority has reason to believe that the performance by it or Manager of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement and the parties have been unable to agree upon waiver of such performance within ten
                           (10) days of written notice given by the Authority.

                  (iii) Manager fails to make any payment to the Tribe or Authority when due, including but not limited to any Monthly Distribution Payment to the Authority or any Minimum Guaranteed Monthly Payment to the Tribe within the time specified in this Agreement and a grace period of thirty (30) days.

                  10.6.2 Tribe/Authority: No Right to Terminate Upon Other's Default. A Material Breach by the Authority shall not permit the termination of this Agreement by the Tribe. A Material Breach by the Tribe shall not permit the termination of this Agreement by the Authority.

         10.7 Consequences of Manager's Breach. In the event of the termination of this Agreement by the Authority for cause under Section 10.3, Manager shall not, prospectively from the date of termination, except as provided in Section 10.3, have the right to its Management Fee from the Enterprise, but such termination shall not affect Manager's rights relating to recoupment and reimbursement of monies owed to Manager and/or guaranteed by Manager and/or Manager's Affiliates (to the extent Manager or Manager's Affiliate has paid under such guarantee) under this Agreement, the Loan Agreement, the Note or any other agreements entered pursuant hereto. Any Net Revenues accruing through the date of termination shall be distributed in accordance with Section 5 of this Agreement. Manager, the Authority and the Tribe acknowledge and agree that termination of this Agreement may not be a sufficient or appropriate remedy for breach by Manager, and further agree that pursuant to the other provisions of this Agreement, including but not limited to Section 17, the Authority and the Tribe shall, upon breach of this Agreement by Manager, have the right to pursue such remedies (in addition to termination) at law or equity as it determines are best able to compensate it for such breach, including the common law right of set-off. However, such right of set-off shall not apply to payments of amounts owing under the Loan Agreement or the Note. Manager specifically acknowledges and agrees that there may be irreparable harm to the Tribe or the Authority and that damages will be difficult to determine if Manager commits a Material Breach, and Manager therefore further acknowledges that an injunction and/or other equitable relief may be an appropriate remedy for any such breach. In any event, the Authority shall have the right to all payments due to the Authority accruing until the date of termination.

         10.8 Consequences of Authority's or Tribe's Breach. In the event of termination of this Agreement by Manager for cause under Section 10.3, Manager shall not be required to perform any further services under this Agreement and the Tribe and the Authority shall indemnify and hold Manager harmless against all liabilities of any nature whatsoever relating to the Enterprise, but only insofar as these liabilities result from acts within the control of the Tribe or the Authority or

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

their agents or were created by the termination of this Agreement. Manager, the Authority, and the Tribe acknowledge and agree that termination of this Agreement may not be a sufficient or appropriate remedy for breach by the Authority or Tribe, and further agree that pursuant to the other provisions of this Agreement, including but not necessarily limited to, Section 16, Manager shall, upon breach of this Agreement by the Authority or Tribe, have the right to pursue such remedies (in addition to termination) at law or equity as it determines are best able to compensate it for such breach, including, without limitation, specifically actions to require payment of the Management Fee pursuant to Section 5 for a term equal to the then remaining term of this Agreement at the percentage of Net Revenues specified in Section 5. The Authority and the Tribe specifically acknowledge and agree that there may be irreparable harm to Manager and that damages will be difficult to determine if the Authority or the Tribe commits a Material Breach, and the Authority and the Tribe therefore further acknowledge that an injunction and/or other equitable relief may be an appropriate remedy for any such breach. In any event, Manager shall have the right to its Management Fee accruing until the date of termination as provided in Section 5 of this Agreement, and to the repayment of unpaid principal and interest and other amounts due under the Interim Note and any other note guaranteed by Manager or its Affiliates, the Loan Agreement, and any other loans to the Authority or the Tribe, and the Security and Reimbursement Agreement.

         10.9 Notice and Opportunity to Cure. The Tribe and the Authority will give Manager notice of any alleged violation of the Tribal Gaming Code by Manager and thirty (30) days opportunity to cure before the Tribal Gaming Commission may take any action based on such alleged violation.


                                   SECTION 11
                        CONCLUSION OF THE MANAGEMENT TERM

         11.1 Conclusion of the Management Term. Upon the conclusion or the termination of this Agreement, Manager shall have the following rights and obligations:

         11.2 Transition. Manager shall take reasonable steps for the orderly transition of management of the Enterprise to the Authority or its designee pursuant to a transition plan as described in Section 17 of this Agreement; such transition period shall be for a reasonable period but not less than thirty (30) days.

         11.3 Undistributed Net Revenues. If the Enterprise has accrued Net Revenues which have not been distributed under Section 5 of this Agreement, Manager shall receive that Management Fee equal to that Management Fee it would have received had the distribution occurred during the term of the Management Agreement.

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

                                   SECTION 12
                             CONSENTS AND APPROVALS

         12.1 Authority or Tribe. Where approval or consent or other action of the Tribe or the Authority is required, such approval shall mean the written approval of the Tribal Council or the Governing Board, as the case may be, evidenced by a resolution thereof, certified by a Tribal official or Authority official as having been duly adopted, or such other person or entity designated by resolution of the Tribal Council or the Governing Board. Any such approval, consent or action shall not be unreasonably withheld or delayed; provided that the foregoing does not apply where a specific provision of this Agreement allows the Tribe or the Authority an absolute right to deny approval or consent or withhold action. Notwithstanding the foregoing, if the approval or consent of the Tribe or the Authority, or the delivery of notice to the Tribe or the Authority, is required by the terms and conditions of this Agreement, then the approval or consent of, or the delivery of notice to, either the Tribe or the Authority shall be deemed to constitute the approval or consent of, or delivery of notice to, both the Tribe and the Authority, and if any inconsistent or contradictory instructions (by way of approval, disapproval, consent or otherwise) shall be delivered by the Authority and the Tribe, Manager shall have the right to choose (in its sole and absolute discretion) the instruction that shall be binding upon both the Authority and the Tribe (and the Authority and the Tribe acknowledge and agree that Manager's choice shall be binding on them).

         12.2 Manager. Where approval or consent or other action of Manager is required, such approval shall mean the written approval of the Managing Officer. Any such approval, consent or other action shall not be unreasonably withheld or delayed.


                                   SECTION 13
                                   DISCLOSURES

         13.1 Members, Shareholders and Directors. Manager warrants that on the date of this Agreement its members, shareholders, directors and officers are those listed on Exhibits E and F.

         13.2    Warranties. Manager further warrants and represents as follows:

                  (i) no person or entity has any beneficial ownership interest in Manager other than as set forth herein;

                  (ii) no officer, director or owner of five percent (5%) or more of the stock of Manager has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime; and

                  (iii) no person or entity listed on Exhibits E or F to this Agreement, including any officers and directors of Manager, has been arrested,

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

                         indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime.

         13.3 Criminal and Credit Investigation. Manager agrees that all of its members, shareholders, directors and officers (whether or not involved in the Enterprise), shall:

                  (i) consent to background investigations to be conducted by the Tribe, the State of California, the Federal Bureau of Investigation (the "FBI") or any other law enforcement authority to the extent required by the IGRA and the Compact;

                  (ii) be subject to licensing requirements in accordance with Tribal law and this Agreement;

                  (iii) consent to a background, criminal and credit investigation to be conducted by or for the NIGC, if required;

                  (iv) consent to a financial and credit investigation to be conducted by a credit reporting or investigation agency at the request of the TGC;

                  (v)    cooperate fully with such investigations; and

                  (vi) disclose any information requested by the TGC which would facilitate the background and financial investigation.

         Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of Manager or an employee of the Authority shall result in the immediate dismissal of such employee. The results of any such investigation may be disclosed by the TGC to federal officials and to such other regulatory authorities as required by law.

         13.4 Disclosure Amendments. Manager agrees that whenever there is any change proposed in the information disclosed pursuant to this Section 13 it shall notify the NIGC, the Authority and the TGC of such change within ten days of any such proposed change. In the event there is any change in information disclosed pursuant to section 13.1 of this section, Manager agrees that it will notify the Authority, the TGC and the NIGC not later than thirty (30) days following the change or within ten days after it becomes aware of such change, whichever is later. No addition to the list of persons listed in section 13.1 of this Agreement, or to the persons having management responsibility for the Enterprise pursuant to this Agreement, shall be effective until the parties are notified that the Chairman of the NIGC has approved the change pursuant to the provisions of 25 C.F.R. Part 535. All of the warranties and agreements contained in this
Section 13 shall apply to any person or entity who would be listed in this
Section 13 as a result of such changes.

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

         13.5 Breach of Manager's Warranties and Agreements. The Material Breach of any warranty or agreement of Manager contained in this Section 13 shall be grounds for immediate termination of this Agreement; provided that (i) if a breach of the warranty contained in clause (ii) of Section 13.2 is discovered, and such breach was not disclosed by any background check conducted as part of the Federal approval of this Agreement, or was discovered by the investigation but all officers and directors of Manager sign sworn affidavits that they had no knowledge of such breach, then Manager shall have sixty (60) days after notice from the Authority to terminate the interest of the offending person or entity and, if such termination takes place, this Agreement shall remain in full force and effect; and (ii) if a breach relates to a failure to update changes in financial position or additional gaming related activities, then Manager shall have thirty (30) days after notice from the Authority to cure such default prior to termination.

                                   SECTION 14
                                   RECORDATION

14. Recordation. At the option of Manager or the Authority, any security agreement related to the Loan Agreement, or the Security and Reimbursement Agreement, may be recorded in any public records. Where such recordation is desired in any relevant recording office maintained by the Tribe, and/or in the public records of the BIA, the Authority will accomplish such recordation upon the request of Manager. Manager shall promptly reimburse the Authority for all expenses, including attorney fees, incurred as a result of such request. No such recordation shall waive the Tribe's or the Authority's sovereign immunity.

                                   SECTION 15
                          LIEN, LEASE OR JOINT VENTURE

15. No Present Lien, Lease or Joint Venture. The parties agree and expressly warrant that neither the Management Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Facility or the Property, nor any proprietary interest in the Enterprise itself. The parties further agree and acknowledge that it is not their intent, and that this Agreement shall not be construed, to create a joint venture between the Tribe and Manager or the Authority and the Manager; rather, Manager shall be deemed to be an independent contractor for all purposes hereunder.

                                   SECTION 16
                               DISPUTE RESOLUTION

16.1 General. The parties agree that binding arbitration shall be the remedy for all disputes, controversies and claims between the Tribe and the Manager or between the Authority and the

Manager arising out of this Agreement, any documents referenced by any of this Agreement, any agreements collateral thereto, or any notice of termination thereof, including without limitation, any dispute, controversy or claim arising out of any of these agreements. The Tribe and the Authority waive any recourse to any court of the Tribe, and agree that Tribal court procedures need not be exhausted as a precondition to commencing or maintaining dispute resolution procedures under this Agreement. The parties intend that such arbitration shall provide final and binding resolution of any dispute, controversy or claim, and that action in any other forum shall be brought only if necessary to compel such arbitration, to aid such arbitration, or to enforce an award or order resulting from such arbitration. All initial proceedings between the parties before the arbitrator shall be instituted within twelve (12) months after the claim accrues or shall be forever barred. Notwithstanding the foregoing, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority.

         (i) Initial Procedure. Each party agrees that it will use its best efforts to negotiate an amicable resolution of any dispute between Manager and the Tribe or the Authority arising from this Agreement.

         (ii) Arbitration Jurisdiction. Arbitration shall be initiated by written notice given by one party to the other, pursuant to the Notice section of this Agreement, and the Commercial Arbitration Rules of the American Arbitration Association shall thereafter apply. The Arbitrator shall have the power to grant legal, equitable and injunctive relief, including preliminary and temporary injunctive relief, and specific performance as provided in this Agreement, the Interim Promissory Note, the Note, the Loan Agreement (to the extent Manager is the Lender thereunder), the Security and Reimbursement Agreement, the Development Agreement and/or any agreement collateral thereto.

         (iii) Court Authority. If necessary, orders to compel arbitration, aid arbitration, or enforce an award of an arbitrator or provide any necessary remedies in aid of an arbitration may be sought before the courts of the State of California and the Federal Courts.

         (iv) Choice of Law. In determining any matter, the arbitrator shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply Federal and applicable State law.

         (v) Place of Hearing. All arbitration hearings shall be held at a place designated by the arbitrator in Madera County, California.

         (vi) Confidentiality. The parties shall maintain strict confidentiality with respect to any arbitration commenced or maintained under the provisions of this Agreement,

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

                  provided that Manager or the Tribe or the Authority may provide any notice or information that may be required to any person under the terms of any Loan Agreement.

         16.2 Limited Waiver of Sovereign Immunity. The Tribe and the Authority expressly and irrevocably waive their immunity from suit as provided for and limited by this Section. This waiver is limited to the Tribe's and the Authority's consent to all arbitration proceedings, and actions to compel arbitration, to aid arbitration, and to enforce any awards or orders issuing from or connected to such arbitration which are sought in the Courts of the State of California and the Federal Courts. The arbitrator shall not have the power to award punitive damages.

         (i) Time Period. The waiver granted herein shall commence as of the date of this Agreement and shall continue for one year following expiration, termination or cancellation of this Agreement, but shall remain effective for the duration of any arbitration or dispute resolution proceedings then pending, all appeals therefrom, including court procedures, and except as limited by this Section, to the full satisfaction of any awards or judgments which may issue from such proceedings, provided that an action to collect such judgments has been filed within one year of the date of the final judgment.

         (ii) Recipient of Waiver. This limited waiver is granted only to Manager and its permitted assigns hereunder and not to any other individual or entity.

         (iii) Limitations of Actions. This limited waiver is specifically limited to the following actions and judicial remedies:

                  (a) Damages. The enforcement of an award of money damages by the arbitrator, provided that the waiver does not extend beyond the assets specified in Subsection (c) below. No court or arbitrator shall have any authority or jurisdiction to order execution against any assets or revenues of the Tribe or the Authority except as provided in this Section or to award any punitive damages against the Tribe or the Authority.

                  (b) Action to Compel Litigation. An action to compel, aid or enforce arbitration or awards or orders resulting from or connected to such arbitration.

                  (c) Limitation Upon Enforcement. Damages awarded against the Tribe or the Authority shall be satisfied solely from the distributable share of Net Revenues of the Tribe and the Authority from the Enterprise, the tangible assets of the Facility and the business of the Enterprise, provided, however, that this limited waiver of sovereign immunity shall terminate with respect to the collection of any Net Revenues transferred from the

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

                           accounts of any of these businesses to the Tribe or the Tribe's bank account in the normal course of business. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe other than those specified in this Subsection.

                  (d) Extent of Waiver. Notwithstanding the preceding three Subsections, the Tribe's and the Authority's waiver in this Section 16.2 extends to any action, order, or judgment of an arbitrator or court that provides for injunctive and/or declaratory relief."

                                   SECTION 17
                             NEGOTIATE NEW AGREEMENT

17. Intent to Negotiate New Agreement. On or before thirty (30) days after the end of the sixth (6th) year of this Agreement, the Authority shall give Manager notice of its intent regarding its willingness to enter into negotiations for a new Management Agreement to be effective upon the conclusion of this Agreement.

         17.1 Transition Plan. If the Authority and Manager are unable to agree to the terms of a new agreement or if the Authority decides not to enter into negotiations for a new agreement, then the Authority and Manager shall agree upon a transition plan within thirty (30) days notice from the Authority of its intention not to negotiate a new Management Agreement, which plan shall be sufficient to allow the Authority to operate the Enterprise and provide for the orderly transition of the management of the Enterprise.

                                   SECTION 18
                                ENTIRE AGREEMENT

18. Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and any documents executed by the parties simultaneously herewith, including the Development Agreement and the Interim Promissory Note, constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, written or oral, between the parties.

                                   SECTION 19
                            GOVERNMENT SAVINGS CLAUSE

19. Government Savings Clause. Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and

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

other documents as may be required by the United States Department of the Interior, BIA, the NIGC, the office of the Solicitor, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Tribe, the Authority, or Manager under this Agreement or any other agreement or document related hereto.

                                   SECTION 20
                            PREPARATION OF AGREEMENT

20. Preparation of Agreement. This Agreement was drafted and entered into after careful review and upon the advice of competent counsel; it shall not be construed more strongly for or against either party.

                                   SECTION 21
                           STANDARD OF REASONABLENESS

21. Standard of Reasonableness. Unless specifically provided otherwise, all provisions of this Agreement and all collateral agreements shall be governed by a standard of reasonableness.

                                   SECTION 22
                                    EXECUTION

22. Execution. This Agreement may be executed in four counterparts, two to be retained by each party. Each of the six originals is equally valid. This Agreement shall be deemed "executed" and shall be binding upon all parties when properly executed and approved by the Chairman of the NIGC.

                                 SECTION 23
                              ATTORNEY'S FEES

23. Attorneys' Fees. If a dispute resolution proceeding is filed under this Agreement based in contract, tort or equity, or this Agreement gives rise to any other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, costs and expenses, including, but not limited to, expert witness fees, accounting and engineering fees, and any other professional fees incurred in connection with the prosecution or defense of such action, if but only if an arbitrator or court (as applicable) determines that the claims of the losing party were frivolous or were made in bad faith and with the intent to harass or obstruct

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

the prevailing party. For purposes of this Agreement, the terms "attorneys' fees," "costs" and "expenses" shall also include the fees and expenses incurred by counsel to the parties hereto for photocopies, duplications, deliveries, postage, telephone and facsimile communications, and transcripts of proceedings relating to the action, and all fees billed for law clerks, paralegals, librarians, secretaries and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees," "costs" and "expenses" shall also include, without limitation, fees and costs incurred in the following proceedings: (1) arbitrations; (2) bankruptcy proceedings; (3) appeals; (4) post-judgment motions and collection actions; and (5) garnishment, levy and debtor examinations. The prevailing party shall also be entitled to attorneys' fees and costs after any dismissal of an action.

                                 SECTION 24
                            PERFORMANCE DELAYED

24. Performance Delayed. Neither the Tribe, the Authority, nor the Manager party will be liable for any failure or delay in the performance of its obligations hereunder which are due, in whole or in part, directly or indirectly, to any cause beyond the reasonable control of such party, which in the exercise of due diligence could not have been avoided, including without limitation, fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, strike, lockout, unavailability of any component, activities of a combination of workers or other labor difficulties, war, insurrection, riot, act of God or public enemy, law, act, order, export control regulation, proclamation decree, regulations, ordinance, or instruction of government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of any breach by such party of this Agreement). In the event of such occurrence, the party so affected will give prompt notice to the other parties, stating the period of time the occurrence is expected to continue.

                                 SECTION 25
                 CAP ON CONSTRUCTION AND DEVELOPMENT COSTS

25. Cap on Construction and Development Costs. Notwithstanding anything to the contrary contained in this Agreement, the Development Agreement, or any other agreement between the parties, in no event shall the aggregate cost to (i) development the Property, (ii) design and construct the Facility and
(iii) purchase Furnishings and Equipment, all in accordance with the Plans and Specifications, exceed One Hundred Seventy Million Dollars ($170,000,000.00).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                             PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS


                             By:      /s/ Dixie Jackson
                                  -------------------------------------
                                      Dixie Jackson
                                      Tribal Chairperson


                             CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


                             By:      /s/ Dixie Jackson
                                  -------------------------------------
                             Its:     Chairperson



                             CASCADE ENTERTAINMENT GROUP, LLC


                             By:      /s/ Russell S. Pratt
                                  -------------------------------------
                                       Russell S. Pratt, President





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